U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-SB/12g/A

General Form for Registration of Securities of Small Business Issuers Under Section 12(b) or (g) of the Securities Exchange Act of 1934

BSD HEALTHCARE INDUSTRIES INC.
(Name of Small Business Issuer)

Florida	31-1586472
(State of Incorporation)	(IRS Employer Identification Number)

2700 North 29th Avenue, Suite 305, Hollywood, FL 33020
(Address of Principal Executive Offices including Zip Code)

954-923-4438
(Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act of 1934:
None
(Title of Class)

Securities to be Registered Under Section 12(g) of the Act of 1934:
Common Stock, $.001 par value
(Title of Class)

FORWARD LOOKING STATEMENTS: THIS REGISTRATION STATEMENT ON FORM 10-SB12G/A AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY BSD HEALTHCARE INDUSTRIES INC. (THE "COMPANY") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. 15 U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 10-SB12G/A, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME. SEE THE DISCUSSION UNDER "RISK FACTORS" BELOW. IT SHOULD ALSO BE UNDERSTOOD THAT A COMPANY THAT IS NOT SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13(A) OR SECTION 15(D) OF THE EXCHANGE ACT  CANNOT  AVAIL ITSELF OF THE PROTECTIONS OF SECTION 27A OF THE ACT OR SECTION 21E OF THE EXCHANGE ACT.

PART I

ITEM 1. DESCRIPTION OF BUSINESS.

GENERAL BACKGROUND AND REPORTS UNDER EXCHANGE ACT

BSD Healthcare Industries, Inc., a Florida corporation, is sometimes referred to herein as "we", "us", "our" and the "Company". We are filing this amendment, Form 10-SB/12g/A, to our registration statement on Form 10-SB originally filed with the Securities and Exchange Commission ("SEC") on August 18, 1999. This registration statement on Form 10-SB/12g/A contains our audited financial statements for our years ended December 31, 1999 and 1998 and also contains disclosure that we have made in response to the comment letter of the SEC dated September 17, 1999 regarding our Form 10-SB registration statement which became effective by lapse of  time under the Exchange Act. We have included additional text disclosure in this registration statement on Form 10-SB/12g/A relating to events during the period subsequent to the year ended December 31, 1999 through the date of the filing under all items applicable to Form 10-SB. This disclosure includes current information relating to our change of management, business address, telephone and business status, among other material disclosure revisions. We are also filing at about the date of the filing of this registration statement on Form 10-SB/12g/A our Annual Report on Form 10-KSB for the year ended December 31, 1999 and our several Quarterly Reports that we were required to file under the Exchange Act but which we failed to file in a timely manner. We are seeking to become current under reporting requirements of the Exchange Act by the filing the following Reports: our Annual Report for the year ended December 31, 1999; and our Quarterly Reports for the periods ended September 30, 1999, March 31, 2000, June 30, 2000 and  September 30, 2000.

We were incorporated in Florida on February 7, 1989 under the name Park Avenue Marketing, Inc. On February 3, 1998, as a result of our acquisition of 100% of the common stock of two commonly controlled entities, Respiratory Care Services, Inc. ("RCS") and RCS Subacute, Inc. ("RCSS"), that were engaged in the healthcare industry as described below, we changed our name from Park Avenue Marketing to BDS Healthcare Industries, Inc. Prior to these acquisitions, we did not conduct any operations. The total purchase price for the acquisition of RCS and RCSS was $1,965,007 in cash and $159,993 in shares of our common stock, based upon 35,554 shares at a price of $4.50 per share. The purchase price was allocated approximately as follows: $525,000 for RCS and $1,600,000 for RCSS. At the date of the acquisitions, Kevin J. Merritt owned 100% of the common stock of RCS and 74% of the common stock of RCSS, and had no interest in the Company. The February 1998 acquisition of RCS and RCSS by the Company is attached at Exhibit 10.1 to this registration statement on Form 10-SB/12g/A.

RCS was founded in 1988 with business headquarters in Indianapolis, IN, and served as a staffing company providing respiratory therapists to hospitals and nursing homes on an as-needed basis to facilities in Indiana, Ohio, Kentucky, Illinois, Missouri, West Virginia, Wyoming, Michigan, Texas, and Tennessee. The staffing process was implemented by RCS through contracts established between RCS and hospitals and nursing home facilities. RCSS, which commenced operations in 1995, with headquarters in Indianapolis, and provided hospital-based respiratory staffs to acute and subacute nursing facilities and generic healthcare facilities in Indiana, Ohio, Kentucky, Illinois, Missouri and West Virginia. BSD acquired RCS and RCSS because of the perceived increasing demand for respiratory care services in long-term healthcare facilities. The two companies, RCS and RCSS, realized total revenues of $4,488,152 in 1997 and $2,524,465 in 1996, and realized net income before taxes of $854,083 and $223,536 respectively during such years. RCS and RCSS had combined total assets of $1,190,631 and total liabilities of $633,781 at December 31, 1997.

The Company on a consolidated basis had no revenues in 1999 and 1998 and had net income (loss) of $148,609 and ($27,352), respectively during such years. The net income in 1999 was attributable to forgiveness of debt of $689,910 and a loss from discontinued operations resulting from the sale of our subsidiaries, RCS and RCSS on July 1, 1999. In 1998 we had no income from continuing operations but had income of $116,282 from discontinued operations relating to our RCS and RCSS healthcare subsidiaries.

In December 1998, Comprehensive Medical Diagnostics, Inc., formerly known as Coventry Industries Corp. (hereinafter "CMDI"), an unaffiliated public company, with headquarters in Princeton, NJ, acquired 81.7 % of our issued and outstanding shares of common stock, or a total of 1,602,000 shares. These shares were acquired by CMDI from Stephen Rosedale and Ronald Wilheim, who had no interest in CMDI at the date of the transaction, in exchange for 118,250 shares of CMDI common stock, having a market price of approximately $4.00 per share, for total consideration of approximately $473,000. Messrs. Rosedale and Wilheim at the date of the transaction were principal shareholders, officers and directors of the Company.

On July 1, 1999, principally as a result of a change in Medicare reimbursement rates for respiratory services, our board of directors decided that it was in our best business interest to sell RCS and RCSS. As a result, we sold RCS and RCSS to Messrs. Rosedale and Wilheim in exchange for 75,000 shares of CMDI common stock, valued at $281,250, based upon the market price of CMDI of $3.75 per share at the date of the transaction. The transaction involving 75,000 shares of CMDI represented approximately 6.9% of CMDI’s equity.

Because of the Company's continuing losses from RCS and RCSS and the belief that these losses would continue and increase, it was determined by management that it was in the Company's best interests to sell the healthcare subsidiaries at a loss rather than not sell such operations. The Company did  not believe that it could continue to sustain operating losses.This divestiture the Company believed would permit it to reallocate its efforts and limited and declining resources to seeking potential Business Combinations with potentially profitable operations.

In July 2000 the 75,000 CMDI shares were subject to a 1 for 25 reverse stock split which resulted in the Company’s ownership of 3000 CMDI shares. See Item 5, Part I, "Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act". The Stock Purchase Agreement dated July 1, 1999 between the Company, CMDI and Messrs. Rosedale and Wilheim is attached as Exhibit 10.2 and is incorporated by reference hereto. Also see Item 2, Part I, "Management’s Plan of Operation" regarding the decline in value of the CMDI shares as of the date of this registration statement on Form 10-SB/12g/A.

As the result of our sale of our subsidiaries, we have no present operations and this has led us to redirect our efforts and limited resources to seeking potential transactions with target companies. See the discussion under "Business Objective" below.

BUSINESS OBJECTIVE

We now seek and our management will pursue acquisition possibilities throughout the United States and to make acquisitions or enter into other business endeavors to the extent our limited assets and personnel will allow. As a result of our lack of any operations, we are deemed to be a "blank check" company. Our business objective is to effect a merger, exchange of capital stock, asset acquisition or other business combination (a "Business Combination") with an operating business (a "Target Business"). Our intention is to seek a Business Combination with a Target Business that we believe will have growth potential.

We will seek to acquire a Target Business without limiting ourselves to a particular industry. Most likely, the Target Business will be primarily located in the United States, although we reserve the right to acquire a Target Business with operations and/or locations outside the United States. In seeking a Target Business, we will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad; or (ii) is engaged in wholesale or retail distribution, among other potential Target Business opportunities. While we may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of our limited resources, we will have the ability to effect only a single Business Combination with a Target Business. We do not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD. Our sole officer/director has had only preliminary contact with representatives of other companies regarding the possibility of a Business Combination, although none of these have resulted in any agreements or understandings. It is possible if not likely that any Business Combination will be consummated with any of the parties that we have been in contacted.

Our Common Stock was listed for trading on the OTC Bulletin Board under the symbol "BSDI" from February 3, 1998 until our Common Stock was delisted on October 6, 1999 as a result of our not being a current reporting company under the Exchange Act. We do not believe that there was any significant trading activity in the BSD Common Stock since that date, notwithstanding the fact that our Common Stock has been quoted from time to time on the "pink sheets". Management does not intend to undertake any efforts to cause any further market to develop in our securities until such time as we have successfully implemented our business plan described herein.

SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION.

At present Mr. Marc Baker is our sole executive officer and director. Mr. Baker will have substantial flexibility in identifying and selecting a prospective Target Business. See  "Business Experience of Principal" below as well as Item 5, Part I "Directors, Executive Officers, Promoters and Control Persons". As a result, we will be almost entirely dependent on the judgment of Mr. Baker in connection with the selection of a Target Business. In evaluating a prospective Target Business, we will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business; (iii) growth potential of the Target Business; (iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business; (vi) competitive position of the Target Business; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business, products or services; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; (x) the financial statements of the Target Business; and (xi) the regulatory environment in which the Target Business operates.

The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with our business objectives. In connection with its evaluation of a prospective Target Business, management, with the possible assistance of an independent investment banking firm, or third party consultants, anticipates that we will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to us.

The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. Our current executive officers and directors intend to devote only a small portion of their time to the our affairs and, accordingly, consummation of a Business Combination may require a greater period of time than if our management devoted their full time to our affairs. However, each officer and director will devote such time as they deem reasonably necessary to carry out our business objective and affairs, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a Target Business or are engaged in active negotiation of a Business Combination. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise complete a Business Combination or for the resulting entity to utilize.

We anticipate that various prospective Target Businesses will be brought to our attention from various sources, including broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community and affiliated sources, including, possibly, our executive officers, directors and their affiliates. While we have not yet ascertained how, if at all, we will advertise and promote ourselves, we may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. We may also engage the services of professional firms that specialize in finding business acquisitions, in which event we may agree to pay a finder's fee or other compensation. In no event, however, will we pay a finder's fee or commission to our officers or directors or to any entity with which they are affiliated directly or indirectly.

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure a Business Combination so as to achieve the most favorable tax treatment to us, the Target Business and their respective shareholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately agree with our tax treatment of a particular consummated Business Combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately disagree with our proposed tax treatment and in fact prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to us, the Target Business and their respective shareholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

ACQUISITION RESTRICTIONS.

We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

As a result of the fact that our registration statement on Form 10-SB/12g became effective by lapse of time, as of the date of this registration statement on Form 10-SB/12g/A, we are subject to certain reporting requirements under the   Exchange Act, including the requirement to file certain past due quarterly reports on Form 10-QSB and our Annual Report for the year ended December 31, 1999 on From 10-KSB and to continue to file such reports as are required under the Exchange Act. Pursuant to Section 13 and 15(d) of the Exchange Act, in the event significant acquisitions take place, we will also be required to file reports with the SEC which will include certified financial statements for the acquired company covering one or two years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective Target Business under the laws of the state under which the prospective Target Business is organized. This may prove to be deterrent to a particular Business Combination. In addition, under the laws of the State of Florida, and Florida Statute Section 607.1103, a Business Combination, including a merger or share exchange, generally requires the approval by a majority of all votes entitled to vote. However, Section 607.1103 (7) provides that "unless required by its articles of incorporation, action by shareholders of the surviving corporation on a plan of merger is not required if: (a) the articles of incorporation of the surviving corporation will not differ . . . from its articles before the merger; and (b) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights, immediately after the merger". Our articles of incorporation do not require a shareholder vote for a Business Combination". See Exhibit 99.3 attached hereto.

BUSINESS EXPERIENCE OF PRINCIPAL

The present management of our Company is limited to Marc Baker, who serves as our president and sole director. Mr. Baker is a certified public accountant licensed in the State of Florida. During the past five years, Mr. Baker has had significant professional experience in negotiating mergers, acquisitions and stock purchase agreements involving several different private companies with public companies. Mr. Baker has also provided consulting services to other independent public accounting firms and attorneys in several transactions which services have facilitated companies in becoming operating companies and in several instances becoming fully reporting companies under the Exchange Act. Mr. Baker has also worked closely with the professionals engaged by the entities seeking to enter into Business Combinations, similar to those that we may pursue for the purpose of due diligence and evaluation of Target Businesses and conducting negotiations for Business Combinations. During the past five years, Mr. Baker served as an officer and director of the following public companies each of which entered into a Business Combination during the year stated: Life Industries Inc., a public non-reporting company, entered into a merger agreement with Quill Industries, an operating company, in 1997; Stetson Oil Exchange Inc., a public non-reporting company, entered into a merger agreement with Telecom Wireless, an operating company, in 1998; Biologistics Inc., a public non-reporting company, entered into a merger agreement with Skintek Labs Inc., an operating company, in 1999; and Union Chemical Corp., a public non-reporting company, entered into a merger agreement with Hot Yellow 98.com, an operating company in 1999.

RETENTION OF INVESTMENT BANKER

We may engage an investment-banking firm, which is a member of the NASD to assist us in identifying, evaluating, structuring and negotiating potential Business Combinations. At present we do not have the cash resources to engage and pay for investment banking services.

RISK FACTORS

The following important factors, among others, could cause actual results to differ from those indicated in forward-looking statements made in this document. Further, reference is made to the disclosure in "all capitalized letters" on the first page following the table of contents of this registration statement on Form 10-SB/12g/A.

The following factors contain certain forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public.

Any or all of our forward-looking statements in this document and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

We undertake no obligations to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our future filings with the SEC.

NO RELEVANT OPERATING HISTORY; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES.

On July 1, 1999 we sold our operating subsidiaries, RCS and RCSS to Messrs. Rosedale and Wilheim in exchange for 75,000 shares of CMDI common stock, valued at $281,250, based upon the market price of CMDI at the date of the transaction. As a result, we have at present no business operations and therefore our historical financial information contained in this registration statement on Form 10-SB/12g/A is of limited value to potential investors in evaluating any investment in our Company. Although our president and sole director, Marc Baker, has had extensive experience as a certified public accountant in Florida regarding the evaluation and acquisition of Target Businesses, because of our lack of operating history, and limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income or revenues. Until June 30, 1999, we received all working capital from our former operating subsidiaries. From July 1, 1999 to September 30, 1999, CMDI provided   limited  funding needed for us to continue our corporate existence. We had no written finance agreement with CMDI, which owned 81% of our capital stock, and which transferred all of its beneficial and record ownership in our shares of common stock to a charitable organization, the Institute for Geriatric Research in Cincinnati, Ohio. See Item 4, Part I, "Security Ownership of Certain Beneficial Owners and Management" below. Our new president and sole director, Marc Baker, has not agreed in writing to provide any interim financing for any period until we complete a Business Combination, if ever. However, Mr. Baker has advanced funding directly to pay professional accounting fees and other expenses $12,500 through the date of this registration statement on Form 10-SB/12g/A. Such funding was not paid through the Company. In addition, we will not achieve any revenues unless and until the consummation of a Business Combination, of which there can be no assurance. Moreover, there can be no assurance that any Target Business, at the time of our consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis.

"BLANK CHECK" COMPANY; BROAD DISCRETION OF MANAGEMENT.

The filing of this registration statement on Form 10-SB/12g/A under the Exchange Act does not involve the offering of any securities. While there can be no assurance, it may be expected that upon our becoming current under the reporting requirements of the Exchange Act a trading market may develop for our securities, however limited. Therefore, any persons who invest in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential Business Combination(s) in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection the selection of a Target Business. There can be no assurance that determinations ultimately made by our management will permit us to achieve its business objectives.

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS COMBINATIONS; INABILITY TO DETERMINE A TARGET BUSINESS AT PRESENT

"Blank check" companies are inherently characterized by the absence of substantive disclosure, other than general descriptions, relating to potential Business Combinations and Target Businesses. We have not yet identified a prospective Target Business. Accordingly, shareholders and any person contemplating any investment in our shares, in the event that any active trading market commences, of which there can be no assurance, have no substantive information concerning consummation of any specific Business Combination. There can be no assurance that any Target Business with which we enter into a Business Combination, if any will ultimately prove to be more favorable to shareholders than any other investment, if such opportunity were available, to shareholders and investors.

Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective Target Business under the laws of the state under which the prospective Target Business is organized. This may prove to be deterrent to a particular Business Combination. In addition, under the laws of the State of Florida, and Florida Statute Section 607.1103, a Business Combination, including a merger or share exchange, generally requires the approval by a majority of all votes entitled to vote. However, Section 607.1103 (7) provides that "unless required by its articles of incorporation, action by shareholders of the surviving corporation on a plan of merger is not required if: (a) the articles of incorporation of the surviving corporation will not differ . . . from its articles before the merger; and (b) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares with identical designations, preferences, limitations and relative rights, immediately after the merger". Our articles of incorporation do not require a shareholder vote for a Business Combination". See Exhibit 99.3 attached hereto.

THERE IS NO ACTIVE MARKET FOR OUR COMMON STOCK AND NONE MAY DEVELOP OR BE SUSTAINED

Our Common Stock was listed for trading on the OTC Bulletin Board under the symbol "BSDI" from February 3, 1998 until our Common Stock was delisted in July, 1999 as a result of our not being a current reporting company under the Exchange Act. We do not believe that there was any trading activity in the BSD Common Stock since that date, notwithstanding the fact that our Common Stock has been quoted from time to time on the "pink sheets". There can be no assurance that there will be an active trading market for our securities following the completion of a Business Combination if, in fact, such Business Combination shall occur. Further, in the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained. While a prospective Target Business may deem a consummation of a Business Combination with us to be desirable for various reasons, a Business Combination may involve the acquisition of, merger or consolidation with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control, the time and expense incurred to comply and compliance with various Federal and state securities laws that regulate initial public offerings.

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION

The structure of a future transaction with a Target Business cannot be determined at the present time and may take, for example, the form of a merger, an exchange of stock or an asset acquisition. We may form one or more subsidiary entities to effect a Business Combination and may, under certain circumstances, distribute the securities of any such subsidiaries to our shareholders. There can be no assurance that any market will develop for our securities or the securities of any subsidiary distributed to shareholders or, if any such market develops, no assurance can be given as to the prices at which such securities might trade or whether any trading market will be sustained. The structure of a Business Combination or the distribution of securities to shareholders may result in our taxation, the taxation of any Target Business or tax implications for our shareholders. Nevertheless, it is our intention to structure any Business Combination so that it will not result in a taxable event under the Internal Revenue Code or the laws of any jurisdiction.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

While we will target industries located in the United States, while reserving the right to acquire a Target Business located elsewhere, we have not selected any particular Target Business or industry in which to concentrate our Business Combination efforts. None of our directors or executive officers has had any contact or discussions with any entity or representatives of any entity regarding a consummation of a Business Combination. Accordingly, there is no basis for shareholders to evaluate the possible merits or risks of the Target Business or the particular industry in which we may ultimately operate. To the extent that we effect a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a Business Combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries that experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any Business Transaction.

DEPENDENCE UPON SOLE EXECUTIVE OFFICER/DIRECTOR RELATING TO BLANK CHECK COMPANIES

Our ability to successfully effect a Business Combination will be largely dependent upon the efforts of our sole executive officer/director, Marc Baker. Notwithstanding our dependence upon the experience of our chief executive officer/director, we do not have an employment agreement with Mr. Baker or any other person nor have we obtained any "key man" life insurance for the benefit of the Company. The loss of the services of Mr. Baker prior to any Business Combination could have a material adverse effect on our ability to successfully achieve our business objectives. Mr. Baker is not required to commit a substantial amount of his time to our affairs and, accordingly, he may have a conflict of interest in allocating management time among various business activities. However, our executive officer/director will devote such time, as he deems reasonably necessary, in his sole discretion, to carry out our business and affairs, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination. As a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a Target Business or are engaged in active negotiation of a Business Combination. Our executive officer/director has substantial experience in negotiating and completing Business Combinations involving non-operating or "blank check" companies with operating companies. We will rely upon the expertise of Mr. Baker and we do not anticipate that we will hire additional personnel unless and until a Business Combination is concluded. However, if additional personnel are required, there can be no assurance that we will be able to retain such necessary additional personnel.

CONFLICTS OF INTEREST

Our executive officer/director is not required to commit his full time to our affairs and it is likely that he will not devote a substantial amount of time to our affairs. Therefore, there may be a conflict of interest in allocating management time among his various business activities. As a result, the consummation of a Business Combination may require a greater period of time than if our management devoted his full time to our affairs. However, our executive officer/director will devote such time, as he deems reasonably necessary, in his sole discretion, to conduct our business and affairs, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination. As a result, the amount of time devoted to our business and affairs may vary significantly, depending upon, among other things, whether we have identified a Target Business or are engaged in active negotiation and consummation of a Business Combination. Although Mr. Baker, our sole executive officer/director, has not identified and is not currently negotiating a Business Combination for the Company, nor is he devoting any significant time to any other public or private company, in the future Mr. Baker and other persons that may become associated with us may become affiliated with entities engaged in business activities similar to those we intend to conducted, including seeking potential Business Combinations. In such event, such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Florida, which is where we are incorporated, are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of our directors and executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any conflicts will be resolved in our favor.

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT; POSSIBILITY THAT MANAGEMENT WILL CHANGE

The role of our executive officer/director in our future operations following a Business Combination with a Target Business cannot be determined with any certainty at this time. Although we intend to scrutinize closely the management of a prospective Target Business in connection with its evaluation of the desirability of effecting a Business Combination, and may retain an independent investment banking firm to assist us in this regard, there can be no assurance that our assessment of such management will prove to be correct, especially in light of the possible inexperience of our current management in evaluating certain types of businesses. While it is possible that certain of our directors or executive officers will remain associated with us in some capacities following a consummation of a Business Combination, it is unlikely that any of them will devote a substantial portion of their time to our affairs. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the Target Business with which we enter into a Business Combination. We may also seek to recruit additional personnel to supplement the incumbent management of the Target Business. There can be no assurance that we will successfully recruit additional personnel or that the additional personnel will have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. In addition, there can be no assurance that our future management will have the necessary skills, qualifications or abilities to manage a public company embarking on a program of business development.

POSSIBLE BUSINESS COMBINATION WITH A TARGET BUSINESS OUTSIDE THE UNITED STATES

It is possible that we may effectuate a Business Combination with a Target Business located outside the United States, or which has business operations outside of the United States. In such event, we may face the additional risks of language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers. Furthermore, due to our limited resources, it may be difficult to assess fully these additional risks. Therefore, a Business Combination with a Target Business outside the United States may increase the risk that we will not achieve our business objectives.

COMPETITION

We expect to encounter intense competition from other entities having business objectives similar to ours. Many of these entities, including venture capital partnerships and corporations, other blank check and blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than us and there can be no assurance that we will have the ability to compete successfully. Based upon our limited financial resources, we will lack the resources as compared to those of many of our potential competitors. Further, such competitors will generally not be required to seek the prior approval of their own shareholders to approve a Business Combination, which may enable them to close a Business Combination far more quickly and expeditiously than we may. This inherent competitive limitation may compel us to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit us to achieve its stated business objectives.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

In the event that we succeed in effecting a Business Combination, we will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors that we may confront in any particular industry. The degree of competition characterizing an industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a consummation of a Business Combination, we will have the resources to compete in an industry of the Target Business effectively, especially to the extent that the Target Business is in a high-growth industry.

ADDITIONAL FINANCING REQUIREMENTS

Because we have had no revenues since our sale of RCS and RCSS, and have no present operations, we will be entirely dependent upon the willingness of our present management to fund any costs associated with the search, evaluation and consummation of a Business Combination, as well as, paying for the legal and accounting costs associated with filing the required reports under the Exchange Act. Mr. Baker since June 30, 2000 has made cash advances of $12,500 through the date of this registration statement on Form 10-SB/12g/A to pay our accounting fees and is negotiating with our attorney and certain third parties for payment for services in shares in connection with the preparation and filing of this registration statement on Form 10-SB/12g/A and our Annual and Quarterly Reports due under the Exchange Act in order for us to become current in our reporting obligations. The amount of the legal and related consulting fees has not been determined with certainty at the date of the filing of this registration statement on Form 10-SB/12g/A, but we expect to be able to pay such expense in shares of our common stock. In fact, we are dependent upon the willingness of such third parties to provide services to us in consideration for our agreement to issue shares in lieu of cash compensation, in amounts to be determined, because we will not achieve any revenues (other than investment income which may result from our sale of CMDI shares received upon our sale of RCS and RCSS) until, at the earliest, the consummation of a Business Combination. We anticipate that we will have available to us sufficient resources, however limited, to continue to pay accounting fees and other miscellaneous expenses that may be required until we effect a Business Combination. However, as we have not yet identified any prospective Target Business candidates, we cannot ascertain with any degree of certainty the capital requirements for any particular Business Combination. In the event that our available resources from Mr. Baker prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or other reasons), we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse effect on our ability to consummate a Business Combination or continued development or growth of the Target Business. We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in our best interests.

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE SECURITIES

Because the securities registered hereunder have not been registered for resale under the "blue sky" laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Most jurisdictions do not allow under any circumstances the trading or resale of "blank-check" securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one or virtually non-existent.

It is the intention of the management following the consummation of a Business Combination to seek coverage and publication of information regarding the Company in Standard & Poor's Corporation Records Service. Inclusion in this publication is deemed by approximately 40 state security regulation agencies to provide an exemption from the "blue sky" registration requirements.

DIVIDENDS UNLIKELY

We do not expect to pay dividends prior to the consummation of a Business Combination. The payment of dividends after consummating a Business Combination, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of our Board of Directors as then constituted. It is our expectation that any future management following a Business Combination will determine to retain all earnings, if any, for use in the future business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future. Further under the Florida Statutes, Section 607.06401, a Florida corporation is limited in its ability to pay dividends, as follows: No distribution may be made if, after giving its effect; (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of its total liabilities plus . . . the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon the dissolution of shareholders whose preferential rights are superior to those receiving the distribution".

POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock, par value of $0.001.  Although we have no written commitments as of the date hereof to issue any additional shares of Common Stock, we will, in all likelihood, issue additional shares in consideration for legal and consulting services as well as a substantial number of additional shares in connection with or following a Business Combination. In fact, the consummation of a Business Combination between a "blank check" entity with an operating company often results in the issuance of many times more shares than issued prior to the Business Combination as well as a change in control. To the extent that additional shares of Common Stock are issued in any Business Combination, our shareholders would experience dilution of their respective ownership interests in BSD. Additionally, if we issue a substantial number of shares of Common Stock in connection with or following a Business Combination, a change in control of BSD will occur which may affect, among other things, our ability to utilize net operating loss carry forwards, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may adversely affect the market price of our shares in the event that any market exists, and this could impair our ability to raise additional capital through the sale of our equity securities.

Our Articles of Incorporation also authorizes the issuance of 5,000,000 shares of preferred stock, par value $0.001 (the "Preferred Stock"), with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as our Board of Directors, subject to the laws of the State of Florida, may determine from time to time. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of BSD. Although we do not currently intend to issue any shares of Preferred Stock, there can be no assurance that we will not do so in the future. As of the date hereof, we have no shares of Preferred Stock issued and outstanding.

COMPLIANCE WITH PENNY STOCK RULES

Our securities will initially be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, since the price of our shares of Common Stock is less than $5. Unless our Common Stock is otherwise excluded from the definition of "penny stock," the penny stock rules apply with respect to that particular security. The penny stock rules require a broker-dealer prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could result in reduction in the level of trading activity for that particular security of BSD and could make it more difficult for investors to sell that particular security.

SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD LOOKING STATEMENTS.

Reference is made to Exhibit 99.1 regarding The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act"). The Litigation Reform Act permits the Company to make "forward looking statements" as that term is defined therein, which "forward looking statements" are included in this Form 10-SB/12g/A.

ITEM 2. MANAGEMENT'S PLAN OF OPERATION

The following discussion and analysis of financial condition and results of operations contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public. See Exhibit 99.1 attached hereto regarding The Private Securities Litigation Reform Act of 1995, Safe Harbor Compliance Statement for Forward Looking Statements.

We undertake no obligations to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our future SEC filings. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business under the section entitled "Risk Factors" in Item 1 above. Other factors besides those listed could also adversely affect us in the future.

OVERVIEW

All our current activity is related to seeking a Business Combination. We will use our limited personnel and financial resources principally in connection with effecting a Business Combination, and structuring and consummating a Business Combination. It may be expected that any Business Combination will involve the issuance of our shares of Common Stock. To the extent that Common Stock is used as consideration to effect a Business Combination, any available cash, of which there can be no assurance, will be used to finance the operations of the Target Business. At December 31, 1999 and at the date filing of this registration statement on Form 10-SB/12g/A, we have no cash or other current assets. Further, the 3000 CMDI shares that are included in non-current assets in our Consolidated Balance Sheet at December 31, 1999 with a value of $46,875, has a present value of $1,500 based upon the market price of $.50 per share at November 30, 2000. See the discussion under Liquidity and Capital Resources below.

Results of Operations

Since we sold our RCS and RCSS operations effective July 1, 1999, we have treated the healthcare businesses formerly owned by us as discontinued operations. For the year ended December 31, 1999 we had income from continuing operations of $687,758 compared to no income from continuing operations in 1998. Our income from continuing operations resulted solely from the forgiveness of debt in the amount of $689,910 in 1999, which is a non-cash transaction. We had a loss from discontinued healthcare operations totaling $539,149 during 1999 compared to a loss from discontinued healthcare operations of $27,352 in 1998. Our net income for the year ended December 31, 1999 was $148,609, which reflects the non-cash item from forgiveness of debt. During 1998, we had a net loss of $27,352. We have at present no continuing operations.

Liquidity and Capital Resources

At December 31, 1999 we had no current assets and had non-current assets represented by available for sale securities (3000 shares of CMDI common stock) valued at $46,875 at such date. We had no liabilities at December 31, 1999. However, at November 30, 2000 the 3000 CMDI shares declined in value to $1,500 based upon a market price of $.50 per share on the OTC:BB.

At December 31, 1998 we had current assets of $1,478,575 principally consisting of $1,363,610 in accounts receivable relating to our former healthcare business operations. We had non-current assets of $1,715,535 principally consisting of goodwill of $1,681,577, as well as equipment of $90,416 and deferred loan fees of $24,917.

Our accumulated deficit at December 31, 1999 was $123,118 compared to $37,352 at December 31, 1998.

During 1999 we raised no funds through the sale of securities. However, prior to the sale of RCS and RCSS on July 1, 1999, we collected $712,414 in accounts receivable which proceeds were utilized in connection with our then existing healthcare operations. Following the sale of RCS and RCSS, we have generated no revenues from any source nor have we received any funding from CMDI. In fact we had only limited administrative expenses of $2,152 during 1999. Since Mr. Baker became our president and chairman in July 2000 he has advanced or paid for the benefit of the Company a total of $12,500 which monies have been applied principally to pay accounting fees relating to our filings and reports under the Exchange Act. These filings are intended to permit us to become current under the reporting requirements of the Exchange Act. While we are dependent upon limited interim advances made on behalf of the Company by Mr. Baker to pay professional fees, we have no written finance agreement with Mr. Baker to provide any continued funding. Further, the repayment terms of any funding advanced or to be advanced and/or paid by Mr. Baker have not been determined at the date of the filing of this registration statement. Mr. Baker is presently negotiating on behalf of the Company with its attorney and certain third parties to be paid for services in shares. No determination has been made regarding the amount of shares.

We may determine to seek to raise funds from the sale of equity or debt securities, from bank or other borrowings or a combination thereof as part of any consideration in effecting a Business Combination. However, we have no commitments as of the date hereof to issue any securities, and cannot at this time predict whether equity or debt financing will become available at terms acceptable to the Company, if at all. We anticipate that in connection with a Business Combination, we will, in all likelihood, issue a substantial number of additional shares and to the extent that such additional shares are issued, our shareholders will experience a dilution in their ownership interest. Additionally, if a substantial number of shares of Common Stock are issued in connection with the consummation of a Business Combination, a change in control of BSD may be expected to occur.

There currently are no limitations on our ability to borrow funds to effect a Business Combination. However, our limited resources and lack of operating history may make it difficult to borrow funds. The amount and nature of any borrowing by us will depend on numerous factors, including BSD's capital requirements, potential lenders' evaluation of BSD's ability to meet debt service on borrowing and the then prevailing conditions in the financial markets, as well as general economic conditions. BSD does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of BSD. The inability of BSD to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on BSD's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject BSD to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, subject BSD to all the risks inherent thereto.

ITEM 3. DESCRIPTION OF PROPERTY

Our corporate headquarters are presently located at the offices of Marc Baker, at 2700 North 29th Avenue, Suite 305 Hollywood, FL 33020, which space provided to it on a rent-free basis by Mr. Baker. Mr. Baker’s office facilities consist of approximately 800 square feet of office space, which he rents from an unaffiliated party. It is anticipated that this arrangement for rent-free space will remain until such time as we successfully consummate a Business Combination. The space made available for us at the offices of Marc Baker are sufficient for the foreseeable future, until such time as we shall conclude a Business Combination.

Prior to our sale of RCS and RCSS as described above in July 1999, our subsidiary, RCS incurred rent expense was approximately $46,000 for 1998 and $13,000 for the six month period ended June 30, 1999. See Note 6 to the Notes to Consolidated Financial Statements.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of BSD as of November 1, 2000, and the date of the filing of this Form 10-KSB for the year ended December 31, 1999, beneficially by each person owning more than 5% of such common shares and the directors and executive officers, and by all officers and directors, as a group.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding
Institute of Geriatric Research (1)	1,602,000	81.7%
Robert Hausman	1,602,000	81.7%
Stephen Rosedale	199,996	10.2%
Marc Baker (2)	0	0%
All Officers and Directors as a Group (one person)	0	0%

(1) The Institute of Geriatric Research is a charitable organization with headquarters in Cincinnati, OH. The 1,602,000 shares were transferred in September 1999 to the charity in a contribution by CMDI and its principal shareholder, Robert Hausman, who served as the Company’s president and chief operating officer from December 1998. The Institute of Geriatric Research takes no role in the management of the Company.

(2) Marc Baker became the Company’s President and sole director in July 2000.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

At present we have one executive officer and director. We contemplate that we will elect one or more additional directors and appoint additional officers in connection with a Business Combination transaction. Our director(s) are elected to serve until the next annual meeting of shareholders and until his (their) respective successors will have been elected and will have qualified.

The following table sets forth as the name, age and position held with respect to our sole director and executive officer:
Name	Age	Positions
Marc Baker	40	President and Chairman

Marc Baker, our sole executive officer and director, has served in these capacities since July 2000. Mr. Baker is a licensed certified public accountant with offices in Hollywood, FL. For more than the past five years, Mr. Baker has been engaged in the business of accounting and financial and business consulting services. During the past five years, Mr. Baker served as an officer and director of the following public companies each of which entered into a Business Combination during the year stated: Life Industries Inc., a public non-reporting company, entered into a merger agreement with Quill Industries, an operating company, in 1997; Stetson Oil Exchange Inc., a public non-reporting company, entered into a merger agreement with Telecom Wireless, an operating company, in 1998; Biologistics Inc., a public non-reporting company, entered into a merger agreement with Skintek Labs Inc., an operating company, in 1999; and Union Chemical Corp., a public non-reporting company, entered into a merger agreement with Hot Yellow 98.com, an operating company in 1999.

Section 16(a) Beneficial Ownership Reporting Compliance:

Name of Officer/Director	Forms Not Filed
Marc Baker	Forms 3 and 4

ITEM 6. EXECUTIVE COMPENSATION.

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(1)	Securities Underlying Options/SAR	LTIP Payouts	All other compensation
		($)	($)	($)	($)	(#)	($)	($)
Marc Baker, President and Chairman (1)	1999	$132,000	0	0	0	0	0	0

(1) Mr. Baker, our sole executive officer and director, commenced serving in such positions in July 2000. During 1999 and 1998, we paid no executive compensation, because we lacked the cash flow and financial resources.  The Company has no employment agreement with Mr. Baker nor any arrangement to pay any compensation to Mr. Baker.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Messrs. Rosedale and Wilheim, former officers and directors of the Company acquired their BSD common stock from Michael Fridovich, the former principal shareholder of BSD, on September 22, 1997 for cash consideration of $200,000. Michael Fridovich was only the principal shareholder in BSD from March 3, 1990 to 1997. Mr. Fridovich has never had any connection with Rosedale, Wilheim, CMDI or any of health care companies. In December 1998 Messrs. Rosedale and Wilheim sold their 1,602,000 shares of BSD common stock to CMDI in exchange for 118,250 shares of CMDI common stock. In July 1999, Messrs. Rosedale and Wilheim purchased the stock of RCS and RCSS, our former operating subsidiaries, for 75,000 shares of CMDI common stock, which following a 1 for 25 reverse stock split was adjusted to 3000 shares. See the full discussion of the CMDI transaction under Item 1. "Description of Business" and Item 2. "Management’s  Plan of Operation".

ITEM 8. DESCRIPTION OF SECURITIES.

The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. There are 1,960,000 shares of common stock issued and outstanding and no shares of Preferred Stock issued or outstanding. The following statements relating to the capital stock set forth the material terms of the Company's securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

Our Articles of Incorporation also authorizes the issuance of 5,000,000 shares of Preferred Stock, with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as our Board of Directors may determine from time to time. Accordingly, under the laws of the State of Florida and our Articles of Incorporation, our Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of BSD. Although we do not currently intend to issue any shares of Preferred Stock, there can be no assurance that we will not do so in the future. As of the date hereof, we have no shares of Preferred Stock issued and outstanding.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a Transaction. Further under the Florida Statutes, Section 607.06401, a Florida corporation is limited in its ability to pay dividends, as follows: "No distribution may be made if, after giving its effect; (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of its total liabilities plus . . . the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon the dissolution of shareholders whose preferential rights are superior to those receiving the distribution".

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, the Company will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of the Company's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

Following a Transaction, a target company will normally wish to cause the Company's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the Transaction or at some later time.

In order to qualify for listing on the NASDAQ Small Cap Market, a company must have at least

(i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000;
(ii) public float of 1,000,000 shares with a market value of $5,000,000;
(iii) a bid price of $4.00;
(iv) three market makers;
(v) 300 shareholders and
(vi) operating history of one year or, if less than one year, $50,000,000 in market capitalization.

For continued listing on the NASDAQ SmallCap Market, a company must have at least

(i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000;
(ii) a public float of 500,000 shares with a market value of $1,000,000;
(iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a Transaction, the Company does not meet the qualifications for listing on the NASDAQ SmallCap Market, the Company may apply for quotation of its securities on the OTC Bulletin Board. In certain cases the Company may elect to have its securities initially quoted in the "pink sheets" published by the National Quotation Bureau, Inc.

To have its securities quoted on the OTC Bulletin Board a company must:

(i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators;
(ii) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc.

The OTC Bulletin Board is a dealer-driven quotation service. Unlike the NASDAQ Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the NASDAQ Stock Market or on a national securities exchange is eligible.

TRANSFER AGENT

It is anticipated that Florida Atlantic Stock Transfer Co., Tamarac, FL will act as transfer agent for the shares common stock of the Company.

PART II

ITEM 1. MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(A) MARKET INFORMATION

Our Common Stock was listed for trading on the OTC Bulletin Board (OTC: BB) under the symbol "BSDI" from February 3, 1998 until our Common Stock was delisted in July 1999 following which date our Common Stock was quoted from time to time on the "pink sheets". We were delisted from the OTC: BB as a result of our not being a current reporting company under the Exchange Act. We do not believe that there was ever any trading activity in our Common Stock at any time.

(B) HOLDERS

At November 30, 2000 there were approximately 75 holders of record of BSD's common stock.

(C) DIVIDENDS

We have never paid any of dividends on our Common Stock, have no funds from which to pay dividends and do not intend to pay dividends for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Payment of dividends in the future will depend, among other things, upon our ability to generate earnings, its need for capital and its overall financial condition.

Further, the Florida Statutes, Section 607.06401, provides that a Florida corporation is limited in its ability to pay dividends, as follows: "no distribution may be made if, after giving it effect: (a) The corporation would not be able to pay its debts as they become due in the usual course of business; or (b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution".

ITEM 2. LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against the Company.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We are filing this registration statement on Form 10-SB/12g/A at about the same date as our filing of our Annual Report on Form 10-KSB and our past due Quarterly Reports. Our financial statements for the year ended December 31, 1999 and 1998 were audited by Grassano Accounting, P.A. During the two most recent fiscal years, there was a change in independent accountants. The financial statements used in our initial registration statement Form 10-12/g filed on August 18, 1999 were audited by J.H. Cohn L.L.P., New Jersey, another accounting firm, which we understand resigned or declined to stand for re-election. There was no adverse opinion, disclaimer of opinion, nor was any report modified as to uncertainty, audit scope or accounting principles. There was no disagreement with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, which would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Further, the decision to change accountants was recommended by our board of directors, and was the result of our cessation of business operations and change in control.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

The following information is given with regard to unregistered securities sold by the Company during the past three years, including the dates and amounts of securities sold; the persons or class of persons to whom we sold the securities; the consideration received in connection with such sales and if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received. The number of restricted shares sold reflects a reverse split of 1 for 14.5 shares in 1998.
Date	Title	Amount of Securities Sold	Persons	Cash or Non Cash Consideration
2/3/98	Common	35.554 shares	Kevin J. Merritt (1)	Pursuant to Acquisition of RCS and RCSS

(1) The restricted shares issued to Mr. Merritt were in consideration for the acquisition of RCS and RCSS. Mr. Merritt owned 100% or RCS and 74% or RCSS. The issuance and sale of the restricted shares to Mr. Merritt was based upon Section 4 (2) under the Act and were valued at $4.50 per share. The calculation of the sale price of restricted shares was arbitrary and was not based upon any trading market in the Company’s Common Stock. While our shares of Common Stock were listed for trading on the OTC:BB from February 3, 1998, following the date of the transaction with Mr. Merritt, until delisting in July 1999, and from such delisting date there were periodic quotes entered on the "pink sheets", there was no liquidity applicable to the Company’s Common and no independent basis to price the shares.

It is the position of the Office of Small Business of the SEC (per No Action Letter, NASD Regulation, Inc., dated January 21, 2000) that Rule 144 is not available for resale transactions involving securities sold by promoters and affiliates of a blank check company, and their transferees, and anyone else who has been issued securities from a "blank check" company, and that securities issued by a "blank check" company to promoters and affiliates, and their transferees, can only be resold through registration under the Securities Act.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Chapter 607.0850 of the Florida Statutes provides that the articles of incorporation may contain a provision indemnifying officers, directors, employees and agents from certain personal liability including liability under the Act. The detailed provisions of the Florida Statutes are set forth in full in Exhibit 99.2 attached hereto and incorporated herein. The Company's Articles of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

PART F/S

FINANCIAL STATEMENTS.

Set forth below are the audited financial statements for the Company for the year ended December 31, 1999 and 1998.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

 To the Directors and Stockholders

BSD Healthcare Industries, Inc.

 We have audited the accompanying consolidated balance sheets of BSD HEALTHCARE INDUSTRIES, INC. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BSD Healthcare Industries, Inc. as of December 31, 1999 and 1998, and its results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ GRASSANO ACCOUNTING, P. A.
Boca Raton, Florida
September 5, 2000

BSD HEALTHCARE INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS DECEMBER 31, 1999 AND 1998

ASSETS	1999	1998
Current Assets:
Cash and cash equivalents	$-	$18,171
Accounts receivable, net of allowance for
doubtful accounts of $235,000 in 1998	-	1,363,310
Other current assets	-	20,850
Receivable from affiliate	-	76,244
Total current assets	-	1,478,575

Available-for-sale securities	46,875	-
Equipment, net of accumulated depreciation of $38,827	-	90,416
Deferred loan fees, net of accumulated amortization of $21,083	-	24,917
Goodwill, net of accumulated amortization of $377,497	-	1,681,577
Total Assets	$46,875	$3,275,485

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable to bank under revolving credit facility	$-	$81,694
Note payable to bank under term loan
6% note payable to stockholder on demand	-	500,000
Accounts payable	-	309,142
Accrued expenses and other liabilities	-	808,383
Estimated loss on disposal of discontinued operations	-	143,634
Total current liabilities	-	1,842,853
Notes payable to bank under term loan	-	1,299,991
Total liabilities	-	3,142,844
Stockholders' equity:
Preferred stock, $.001 par value; 5,000,000 shares
authorized; none issued and outstanding
Common stock, $.001 par value; 50,000,000 shares
authorized; 1,960,001 shares issued and outstanding	1,960	1,960
Additional paid-in capital	168,033	168,033
Retained earnings (accumulated deficit)	111,257	(37,352)
Accumulated other comprehensive income (loss)	(234,375)	-
Total stockholders' equity	46,875	132,641
Total Stockholders' Equity and Liabilities	$46,875	$3,275,485
See accompanying notes to consolidated financial statements.

BSD HEALTHCARE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 1999 AND 1998

	1999	1998

Administrative expense	$(2,152)	$-
Forgiveness of debt	689,910	-

Income (loss) from continuing operations	687,758	-

Discontinued health care operations:
Income (loss) from discontinued operations	(539,149)	116,282
Loss on disposal of discontinued operations	-	(143,634)

Income (loss) from discontinued operations	(539,149)	(27,352)

Net income (loss)	$148,609	$(27,352)

Basic earning (loss) per common share:
Earnings (loss) from continuing operations	$.35	$-
Earnings (loss) from discontinued operations	(.27)	(.01)

Net earnings (loss) per share	$.08	$(.01)

Basic weighted average common shares outstanding	1,960,001	1,960,001
See accompanying notes to consolidated financial statements.

BSD HEALTHCARE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY YEARS ENDED DECEMBER 31, 1999 AND 1998

				Retained		Accumulated
			Addi-	Earnings		Other
	Common Stock		tional	(Accu-		Comprehensive
	Number		Paid-in	mulated		Income
	of Shares	Amount	Capital	Deficit)		Loss	Total

Balance, January 1, 1998	1,000,000	$1,000	$9,000	$(10,000)	$		$-
Effect of 1 for 14.5 reverse stock split	(931,034)	(931)	931
Proceeds from issuance common stock	1,855,481	1,855	(1,855)
Issuance of common stock
in connection with the
acquisition of businesses	35,554	36	159,957				159,993
Net loss				(27,352)			(27,352)

Balance, December 31, 1998	1,960,001	1,960	168,033	(37,352)			132,641
Unrealized loss on available-
for-sale securities						(234,375)	(234,375)
Net income				148,609			148,609

Balance, December 31, 1999	1,960,001	$1,960	$168,033	$111,257		$(234,375)	$46,875
See accompanying notes to consolidated financial statements.

BSD HEALTHCARE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 1999 AND 1998

		1999	1998
Operating activities:
Net income (loss)		$148,609	$(27,352)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation		7,126	19,186
Amortization of goodwill and deferred financing costs		217,408	398,580
Bad debt expense		28,000	235,000
Forgiveness of debt		(689,910)
Estimated loss on disposal of discontinued operations			143,634
Disposal of RCS's cash		(49,884)
Changes in operating assets and liabilities
Accounts receivable		712,414	(585,550)
Other current assets		(1,868)	(2,497)
Accounts payable		47,825	124,713
Accrued expenses and other liabilities		(367,445)	235,983
Net cash provided by operating activities		52,275	541,697
Investing activities:
Purchase of businesses, net of cash acquired of $39,073			(1,950,086)
Purchases of equipment		(823)	(21,881)
(Payments to) proceeds received from affiliate		182,638	(76,244)
Net cash provided by (used in) investing activities		181,815	(2,048,211)
Financing activities:
Net repayments of short-term borrowings		(252,261)	(429,315)
Proceeds from borrowings from stockholder		-	500,000
Proceeds from borrowings under term loan		-	1,500,000
Deferred financing costs		-	(46,000)
Net cash provided by (used in) financing activities		(252,261)	1,524,685
Net increase (decrease) in cash and cash equivalents		(18,171)	18,171
Cash and cash equivalents, beginning of period		18,171	-
Cash and cash equivalents, end of period	$		$18,171
Supplemental disclosure of cash flow data:
Interest paid		$90,614	$195,600
See accompanying notes to consolidated financial statements.

BSD HEALTHCARE INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – History and organization of the Company:

BSD Healthcare Industries Inc. ("BSD") was incorporated in Florida as Park Avenue Marketing, Inc. on February 7, 1989 to serve as a "blind pool" or "blank check" company for the purpose of either merging with or acquiring an operating company. BSD was initially capitalized by its founders who purchased 68,966 shares of common stock for $10,000 (share and per share amounts have been retroactively restated, where appropriate, to reflect a 200 for 1 stock split effected by the Company on June 24, 1997 and a 1 for 14.5 reverse stock split effected by the Company on February 2, 1998).

BSD did not conduct any operations of a commercial nature or have any significant activities until February 1, 1998 when it acquired 100% of the common stock of two commonly controlled companies, Respiratory Care Services, Inc. ("RCS") and RCSS. RCS and RCSS are referred to collectively herein as "RCS," and BSD, RCS and RCSS are referred to collectively herein as the "Company." As further explained in Note 3, BSD accounted for the acquisition of its 100% interest in RCS pursuant to the purchase method of accounting effective as of February 1, 1998 and, therefore, the historical consolidated financial statements only include the results of operations of RCS subsequent to its acquisition. Since the Company did not have any significant activities prior to February 1, 1998, the Company has not included any statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997 in the accompanying consolidated financial statements.

On December 7, 1998, Comprehensive Medical Diagnostics, Inc. (formerly Coventry Industries Corp.) ("CMDI") issued shares of common stock to the stockholders of BSD and acquired 81.7% of the outstanding shares of common stock of BSD. The acquisition of BSD by CMDI had no effect on the accompanying consolidated financial statements of the Company.

BSD has been a holding company since it acquired RCS and the Company's only operations have been conducted by RCS and RCSS. RCS, which was incorporated on July 1, 1988, provides quality respiratory therapy staff in a variety of health care settings. RCSS, which was incorporated on October 19, 1995, provides credentialed, licensed therapists experienced in all phases of skilled and subacute respiratory care. These health care services are provided primarily to Medicare patients.

As further explained in Note 3, on July 1, 1999, the Company's board of directors and stockholders approved the disposal of the Company's health care operations and the sale of RCS and RCSS to two of the stockholders of CMDI (they also serve as officers and directors of CMDI) and, accordingly, the results of operations of the subsidiaries have been reclassified and reflected as discontinued operations in the accompanying consolidated statements of operations for all periods subsequent to their acquisition. Since they conducted all of the business operations of the Company, the accompanying consolidated statements of operations do not reflect any continuing operations and substantially a11 of the assets and liabilities in the accompanying consolidated balance sheets are those related to the discontinued operations.

Subsequent to the consummation of the sale of the subsidiaries, the management of CMDI intends to use BSD as a "blind pool" or "blank check" company for the purpose of either merging with or acquiring an operating company.

Note 2 - Summary of significant accounting policies:

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of BSD and its wholly owned subsidiaries, RCS and RCSS, from February 1, 1998, the date they were acquired. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue recognition:

The Company recognizes revenue at the time staffing services are provided.

Cash equivalents:

Cash equivalents include all highly liquid investments with a maturity of three months or less when acquired.

Equipment:

Equipment is carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to 14 years.

Available-for-sale securities:

Equity securities are classified as "available-for-sale" as defined by SFAS No. 115. In accordance with that statement, they are reported at aggregate fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, net of deferred taxes.

Goodwill:

Goodwill, which is comprised of costs in excess of net assets of acquired businesses, is being amortized on a straight-line basis over an estimated useful life of five years. The Company periodically evaluates the recoverability of its intangible assets and measures the amount of impairment, if any, by assessing, among other things, the market and economic conditions related to, and the current and estimated future levels of income and cash flows to be generated by, the acquired businesses.

Deferred loan fees:

Deferred loan fees are amortized using the straight-line method over the term of the Company's loan facilities. Amortization of such costs is included in interest expense and approximated $21,000 in 1998.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were not material during the year ended December 31, 1998.

Income taxes:

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings (loss) per share:

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of shares outstanding during each period. The calculation of diluted earnings (loss) per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options or under other agreements, had been issued during the period.

Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company did not have any securities or agreements during the years ended December 31, 1999 and 1998 that could have resulted in the issuance of additional common shares.

Comprehensive income:

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (SFAS 130), requires that total comprehensive income be reported in the financial statements. Total comprehensive income is presented in Note 5.

Recent accounting pronouncements:

The Financial Accounting Standards Board and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of December 31, 1999 and 1998 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect as of December 31, 1999 and 1998.

Note 3 - Acquisition and disposition of RCS:

The Company acquired its 100% interest in RCS on February 1, 1998 in exchange for total initial consideration of $2,149,150, of which $1,989,157 was paid in cash and the balance of $159,993 was paid through the issuance of 35,554 shares of the Company's common stock at $4.50 per share (the fair market value of the common stock as of the date of closing). The acquisition has been accounted for pursuant to the purchase method and, accordingly, the results of operations of RCS have only been included in the accompanying consolidated statements of operations from February 1, 1998.

The cost of acquiring RCS, which exceeded the fair value of the net assets acquired by $1,559,074, was allocated as follows:

Cash and cash equivalents	$39,073
Accounts receivable	1,012,760
Goodwill	1,559,074
Other current and noncurrent assets	106,074
Short-term notes payable	(311,000)
Other current liabilities	(256,831)
Total cost of acquisition	$2,149,150

The issuance of the shares of common stock as part of the consideration for the acquisition of RCS was a noncash transaction that is not reflected in the accompanying 1998 consolidated statement of cash flows.

In connection with the acquisition, the Company agreed to make additional payments to the former stockholders of RCS based on the results of operations of RCS during the five-year period that commenced on February 1, 1998. Under generally accepted accounting principles, such consideration is only accrued and charged as an additional cost of the acquisition when a contingent payment becomes due. The Company accrued a liability of $500,000 for the contingent payment due based on RCS's results of operations through December 31, 1998 and recorded an equivalent amount as goodwill. No additional amount was recorded during the year ended December 31, 1999. Any additional amounts of goodwill recorded as a result of the contingent payment provisions of the acquisition agreement will be amortized prospectively over the estimated remaining useful life of the asset.

Unaudited pro forma information showing the Company's results of operations for the years ended December 31, 1999 and 1998 assuming the acquisition of RCS had been consummated on January 1, 1998 has not been presented since such assumption would have no affect on the results of the Company's continuing operations.

As explained in Note 1, on July 1, 1999, the Company's board of directors and stockholders approved the disposal of all of the Company's health care operations and the sale of RCS and RCSS to two of the stockholders of CMDI. Accordingly, the results of operations of RCS from February 1, 1998, the date of acquisition, through December 31, 1999 have been retroactively reclassified and reflected as income (loss) from discontinued health care operations in the accompanying consolidated statements of operations for the years ended December 31, 1999 and 1998.

Since RCS conducted all of the business operations of the Company, the accompanying consolidated statements of operations do not reflect any continuing operations and substantially all of the assets and liabilities in the accompanying consolidated balance sheets are those related to the discontinued operations.

The Company received 75,000 (3,000 after the 1999 25 to 1 reverse stock split) shares of common stock of CMDI as the total consideration for the sale of RCS and RCSS. The Company accrued an estimated loss of $143,634 on the disposal of its health care operations as of December 31, 1998 based on management's estimate of the carrying value of the net assets of RCS and RCSS that will be transferred upon the consummation of their sale, net of the estimated fair market value of the shares of CMDI it will receive of $253,152 (or $3.375 per share). The accrued loss on disposal is included in income (loss) from discontinued health care operations in the accompanying consolidated statement of operations for the year ended December 31, 1998. (Note: the actual value of the CMDI common stock was $3.75 per share. This difference was adjusted during 1999.) RCS also forgave all of BSD’s intercompany debt.

Note 4 - Notes payable to bank:

During the year ended December 31, 1998, the Company obtained a $2,000,000 revolving credit facility and a $1,500,000 term loan facility from a bank. Interest is payable monthly at 2.5% above the prime rate on revolving credit facility borrowings and 4% above the prime rate on term loan borrowings (the applicable prime rate was 7.75% at December 31, 1998 and June 30, 1999).

Borrowings under the revolving credit facility, which expires in February 2000, are limited to 80% of the outstanding balance of the Company's eligible accounts receivable and are secured by all of its accounts receivable. Borrowings under the revolving credit facility totaled $81,864 and $9,980 at December 31, 1998 and June 30, 1999, respectively. Since such borrowings are limited based on accounts receivable balances, they are classified as a current liability in the accompanying consolidated balance sheets.

The entire balance of the term loan is payable in February 2000 and, accordingly, the balance of $1,299,991 at December 31, 1998 was classified as a noncurrent liability. This is a liability of RCS and consequently was $-0- as of December 31, 1999 on BSD’s unconsolidated balance sheet. (See Note 3.) Borrowings under the term loan are cross-collateralized by the accounts receivable securing the revolving credit facility and secured by all of the other available assets of the Company.

Note 5 - Comprehensive income:

The Company adopted SFAS No. 130, "Reporting Comprehensive Income," at the beginning of 1998. The adoption had no impact on net income or total stockholders’ equity. Comprehensive income consists of net income and other comprehensive income. The year ended December 31, 1998 had no other comprehensive income.

On July 1, 1999, BSD acquired 75,000 (3,000 after the 1999 25 to 1 reverse stock split) shares of CMDI common stock in exchange for its stock in RCS (see Note 3.) This stock represents available-for-sale securities according to SFAS No. 115 and was valued at $281,250. As of December 31, 1999, the stock is valued at $46,875, resulting in an unrealized loss of $234,375, which is other comprehensive income. Total comprehensive income (loss) for the year ended December 31, 1999 is $(85,766).

Note 6 - Income taxes:

The Company’s Federal income tax liability was $4,792 for the year ended December 31, 1998 and is not included in these financial statements due to immateriality. BSD has no income tax liability for the year ended December 31, 1999, and there are no tax timing differences as of December 31, 1999 and 1998.

Note 7 – Noncash transaction for cash flows statements:

As explained in Note 3, BSD sold RCS on July 1, 1999. The following represents this noncash transaction for the year ended December 31, 1999:
Receipt of CMDI common stock	$281,250
Disposal of RCS's assets and liabilities:
Accounts receivable, net	(622,896)
Other current assets	(22,718)
Equipment, net	(84,113)
Deferred loan fees, net	(13,417)
Goodwill, net	(1,475,669)
Notes payable	1,129,424
Accounts payable	326,207
Accrued expenses and other liabilities	440,938
Payable to affiliate	40,994
$-

Note 8 - Commitments and contingencies:

Leases:

RCS has been utilizing its office space under month-to-month and other short-term leases while it negotiates a new lease with its landlord for additional space. Rent expense charged to operations approximated $46,000 and $13,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

Litigation:

In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the consolidated financial position or results of operations of the Company in subsequent years.

Concentrations of credit risk and major customers:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. At times, balances exceed Federally insured limits. The Company generally extends credit to its customers, substantially all of whom are located in the central United States. Management of the Company closely monitors the extension of credit to customers while maintaining allowances for potential credit losses. During the year ended December 31, 1998 and the six months ended June 30, 1999 and 1998, no customer accounted for more than 10% of the Company's revenues. As of December 31, 1999, BSD no longer has any cash or accounts receivable due to the divestiture of RCS. (See Note 3.)

Note 9 - Fair value of financial instruments:

The Company's material financial instruments at December 31, 1999 for which disclosure of estimated fair value is required by certain accounting standards consisted of available-for-sale securities. In the opinion of management, available-for-sale securities are being carried at their fair value.

Note 10 - Transactions with affiliate:

From time to time, the Company makes payments on behalf of Communicare Health Services, Inc., a company controlled by certain stockholders of CMDI, and the affiliate makes payments on behalf of the Company. Receivables and payables arising from these transactions are noninterest bearing and are repaid in the ordinary course of business.

PART III

ITEM 1. INDEX TO EXHIBITS.

Exhibit No.	Description	Page No.
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1to the Registration Statement on Form 10-SB/12g filed August 18, 1999 (File No. 0-27075)	n/a
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10-SB filed August 18, 1999 (File No. 0-27075)	n/a
10.1	Stock Purchase Agreement dated February 1, 1998	34
10.2	Stock Purchase Agreement dated July 1, 1999 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB/12g filed August 18, 1999 (File No. 0-27075)	n/a
99.1	Save Harbor Compliance Statement for Forward-Looking Statements	80
99.2	Chapter 607.0850 of the Florida Statutes	81
99.3	Chapter 607.1103 of the Florida Statutes	85
23	Consent of Accountants	86
27	Financial Data Schedule

ITEM 2. DESCRIPTION OF EXHIBITS

EXHIBIT 10.1

STOCK PURCHASE AGREEMENT
among
BSD Healthcare Industries, Inc.,
Respiratory Care Services, Inc.,
RCS Subacute, Inc., Kevin Merritt, Earl Reber, Thomas Rake, Jill Bush,
and
James Carlson

February 1, 1998

  TABLE OF CONTENTS

3536: 4374:
1.	DEFINITIONS
"Applicable Contract"
"Best Efforts"
"Breach"
"Buyer"
"Carlson"
"Closing"
"Closing Date"
"Companies"
"Consent"
"Consulting Agreements"
"Contemplated Transactions"
"Contract"
"Damages"
"Disclosure Schedule"
"Employment Agreements"
"Encumbrance"
"Environment"
"Environmental, Health, and Safety Liabilities"
"Environmental Law"
"ERISA"
"Facilities"
"Governmental Authorization"
"Governmental Body"
"Hazardous Activity"
"Hazardous Materials"
"Indebtedness"
"Indemnified Persons"
"Intellectual Property Assets"
"IRC"
"IRS"
"Knowledge"
"Legal Requirement"
"Merritt"
"Occupational Safety and Health Law"
"Order"
"Ordinary Course of Business"
"Organizational Documents"
"Person"
"Plan"
"Proceeding"
"Purchase Price"
"Rake"
"RCS Balance Sheet"
"RCS Statements"
"Reber"
"Related Person"
"Release"
"Rental Equipment"
"Representative"
"Securities Act"
"Senior Indebtedness"
"Shares"
"Subacute Balance Sheet"
"Subacute Statements"
"Subsidiary"
"Tax"
"Tax Return"
"Threatened"

2.	SALE AND TRANSFER OF SHARES; CLOSING
2.1	Shares
2.2	Purchase Price
2.3	Closing
2.4	Closing Obligations

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS
3.1	Organization and Good Standing
3.2	Authority; No Conflict
3.3	Capitalization
3.4	Financial Statements
3.5	Books and Records
3.6	Title to Properties
3.7	Encumbrances
3.8	Condition and Sufficiency of Assets
3.9	Accounts Receivable
3.10	Inventory
3.11	Rental Equipment
3.12	No Undisclosed Liabilities
3.13	Taxes
3.14	No Material Adverse Change
3.15	Employee Benefits
"Seller Other Benefit Obligation"
"Seller Plan"
"ERISA Affiliate"
"Multiemployer Plan"
"Other Benefit Obligations"
"PBGC"
"Pension Plan"
"'Plan"
"Plan Sponsor"
"Qualified Plan"
"Title W Plans"
"VEBA"
3.16	Compliance with Legal Requirements; Governmental Authorizations
3.17	Legal Proceedings; Orders
3.18	Absence of Certain Changes and Events
3.19	Contracts; No Defaults
3.20	Insurance
3.21	Environmental Matters
3.22	Employees
3.23	Labor Relations; Compliance
3.24	Intellectual Property
3.25	Certain Payments
3.26	Disclosure
3.27	Relationships with Related Persons
3.28	Customers and Suppliers
3.29	Medicaid, Medicare, Licensure Change of Ownership

4.	REPRESENTATIONS AND WARRANTIES OF BUYER
4.1	Organization and Good Standing
4.2	Authority; No Conflict
4.3	Investment Intent
4.4	Certain Proceedings
4.5	Brokers or Finders
4.6	Capitalization
4.7	Disclosure

5.	COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS PRIOR TO CLOSING DATE
5.1	Access and Investigation
5.2	Operation of the Business of the Companies
5.3	Negative Covenant
5.4	Required Approvals
5.5	Notification
5.6	Payment of Indebtedness by Related Persons
5.7	No Negotiation
5.8	Cooperation
5.9	Best Efforts
5.10	Brokers or Finders

7.	CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE
7.1	Accuracy of Representations
7.2	Seller's Performance
7.3	Consents
7.4	Bank Indebtedness
7.5	Additional Documents
7.6	Due Diligence
7.7	No Proceedings
7.8	No Claim Regarding Stock Ownership or Sale Proceeds
7.9	No Prohibition

8.	CONDITIONS PRECEDENT TO THE OBLIGATION TO CLOSE OF THE COMPANIES AND THE SHAREHOLDERS
8.1	Accuracy of Representations
8.2	Buyer's Performance
8.3	Additional Documents
8.4	No Injunction

9.	TERMINATION
9.1	Termination Events
9.2	Effect of Termination

10.	INDEMNIFICATION; REMEDIES
10.1	Survival
10.2	Indemnification and Payment of Damages by Seller and the Shareholders
10.3	Indemnification and Payment of Damages by the Companies and the Shareholders Environmental Matters
10.4	Indemnification and Payment of Damages by Buyer
10.5	Procedure for Indemnification; Third Party Claims
10.6	Procedure for Indemnification-Other Claims

11.	GENERAL PROVISION
11.1	Expenses
11.2	Public Announcements
11.3	Confidentiality
11.4	Notices
11.5	Binding Arbitration
11.6	Further Assurances
11.7	Waiver
11.8	Entire Agreement and Modification
11.9	Disclosure Schedule
11.10	Assignments, Successors, and No Third Party Rights
11.11	Severebility
11.12	Section Headings, Construction
11.13	Time of Essence
11.14	Governing Law
11.15	Counterparts
Schedule 2.2 Purchase Price

Stock Purchase Agreement

This Stock Purchase Agreement ("Agreement") is made as of February 1, 1998, by and among BSD Healthcare Industries, Inc. ("Buyer"), Kevin Merritt, individually ("Merritt"), Earl Reber, individually ("Reber"), Thomas Rake, individually ('Rake"), Jill Bush, individually ("Bush") and James Carlson, individually ("Carlson") Merritt, Reber, Rake, Bush and Carlson are sometimes collectively referred to as "Shareholders" or individually, a "Shareholder"), Respiratory Care Services, Inc., an Indiana corporation ("RCS") and RCS Subacute, Inc., an Indiana corporation ("Subacute") RCS and Subacute are sometimes collectively referred to as the "Companies" or individually as a "Company").

RECITALS

Shareholders desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of RCS and Subacute (the "Shares") owned by all of the Shareholders, for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

"Applicable Contract" - any Contract (a) under which either of the Companies has or may acquire any rights, (b) under which either of the Companies has or may become subject to any obligation or liability, or (c) by which either of the Companies or any of the assets owned or used by either of them is or may become bound.

"Best Efforts" - the efforts that a prudent Person desirous of achieving a particular result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided however that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

"Buyer" - as defined in the first paragraph of this Agreement.

"Carlson" - as defined in the first paragraph of this Agreement.

"Closing" - as defined in Section 2.3.

"Closing Date" - the date and time as of which the Closing actually takes place.

"Companies" - as defined in the first paragraph of this Agreement.

"Consent" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Consulting Agreements" - as defined in Section 2.4(a).

"Contemplated Transactions" - all of the transactions contemplated by this Agreement, including:

(a) the sale of the Shares by Shareholders to Buyer;

(b) the execution, delivery, and performance of the documents required to be delivered pursuant to this Agreement;

(c) the performance by Buyer and Shareholders of their respective covenants and obligations under this Agreement; and

(d) Buyer's acquisition and ownership of the Shares and exercise of control over the Companies.

"Contract" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding, other than a Seller Plan or a Seller Other Benefit Obligation (as defined in Section 3.15).

"Damages" - as defined in Section 10.2.

"Disclosure Schedule" - the disclosure schedule delivered by the Companies and the Shareholders to Buyer concurrently with the execution and delivery of this Agreement.

"Employment Agreements" - as defined in Section 2A(a)(ii).

"Encumbrance" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities" - any material cost, damages, expense, liability, obligation, or other responsibility relating to the operations of the Companies and arising prior to the Closing Date from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(b) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or

(c) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal", "remedial", and "response action," include the activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. section 9601 et seq., as amended ("CERCLA").

"Environmental Law" - any Legal Requirement as of the Closing Date that requires:

(a) advising a Governmental Body of intended or actual Releases of Hazardous Materials or violations of discharge limits;

(b) preventing or reducing to legally required levels the Release of Hazardous Materials into the Environment;

(c) protecting resources, species, or ecological amenities;

(d) reducing to legally required levels the risks inherent in the Transportation of Hazardous Materials;

(e) the cleaning of Hazardous Materials that have been Released, preventing the threat of Release, or paying the costs of such clean up or prevention; or

(f) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Facilities" - any real property, leaseholds, or other interests currently or formerly owned or operated by the Companies and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Companies.

"GAAP" - Generally accepted accounting principles.

"Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" - any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and ally court or other tribunal);

(d) multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity" - the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment. or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

"Hazardous Materials" - any waste or other substance that is listed, defined, designated, or classified as, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

"Indebtedness" - as applied to any Person, means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property; (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed, (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Indebtedness is to be determined, including obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

"Indemnified Persons" - as defined in Section 10.2.

"Intellectual Property Assets" - as defined in Section 3.24.

"IRC" - the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity), or as an employee having responsibility for such facts or matters, has, or at any time had, Knowledge of such fact or other matter.

"Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Merritt" - as defined in the first paragraph of this Agreement.

"Occupational Safety and Health Law" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

"Order" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent companies (if any) of such Person; and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" - (a) the articles or certificate of incorporation and the regulations or bylaws of a corporation; (b,) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similiar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability companies, joint venture, estate, trust, association, organization, labor union, or other Governmental Body.

"Plan" - as defined in Section 3.15.

"Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" - as defined in Schedule 2.2.

"Rake" - as defined in the first paragraph of this Agreement.

"RCS Balance Sheet" - as defined in the definition of RCS Statements in this Section 1.

"RCS Statements" - RCS has delivered to Buyer its balance sheet as of December 31, 1997 (the "RCS Balance Sheet"). The RCS Balance Sheet has been delivered together with the related statement of income for the fiscal year then ended (collectively, "RCS Statements"). As of 12:00 a.m., January 31, 1998, the net asset value of RCS will not vary more than 2% of the net asset value indicated on the RCS Statements. The RCS Statements are (i) complete and correct and consistent with the books and records of RCS (which books and records are complete and correct); (ii) consistent with prior balance sheets and income statements of RCS; (iii) prepared consistent with the cash basis method of accounting; and (iv) fairly present the financial condition and the results of operations of RCS as of December 31, 1997 and for the periods referred to in such related statement of income. RCS has made no change in its payment policies in 1997 compared to its payment policies in previous years. RCS has no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected on or reserved against the RCS Statements or as set forth on the Disclosure Schedule. Since the date of the RCS Statements, there has not been any material adverse change in the business, operations, properties, assets or conditions of RCS and no events have occurred or circumstances exist that may result in such material adverse change. No financial statements of any other Person are required to be included in the RCS Statements.

"Reber" - a key employee of the Companies.

"Related Person" - with respect to a particular individual:

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"Release" - any spilling, leaking, emitting, discharging, depositing, leaching, or other releasing into the Environment, whether intentional or unintentional.

"Rental Equipment" - means all machinery, equipment, tools, supplies, and other similar tangible personal property used or held for use by the Companies or their customers.

"Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act" - the Securities Act of 1933 or any successor law, and regulations and rules Issued pursuant to that Act or any successor law.

"Senior Indebtedness" - the principal of and interest on all bank financing and similar institutional indebtedness of Buyer and obligations as lessee under leases of properties or assets which leases are required to be capitalized on the balance sheet of the Lessee under GAAP, in any case whether outstanding on the date of this Agreement or thereafter created, occurred, assumed, and amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation. Notwithstanding the foregoing, "Senior Indebtedness" shall not include Indebtedness evidenced by (a) Indebtedness that is by its term subordinated or junior in right of payment to any indebtedness of Buyer, its subsidiaries or the Companies, or (b) any indebtedness of the Companies to Buyer or indebtedness of Buyer to any affiliate of Buyer or any subsidiary of Buyer.

"Shares" - as defined in the Recitals of this Agreement.

"Subacute Balance Sheet" - as defined in the definition of "Subacute Statements" in this Section 1.

"Subacute Statements" - Subacute has delivered to Buyer its balance sheet as of December 31, 1997 (the "Subacute Balance Sheet"). The Subacute Balance Sheet has been delivered together with the related statement of income for the fiscal year then ended (collectively, "Subacute Statements"). As of 12:00 PM., January 31, 1998, the net asset value of Subacute will not vary more than 2% of the net asset value indicated on the Subacute Statements. The Subacute Statements are (i) complete and correct and consistent with the books and records of Subacute (which books and records are complete and correct); (ii) consistent with prior balance sheets and income statements of Subacute; (iii) prepared consistent with the cash basis method of accounting; and (iv) fairly present the financial condition and the results of operations of Subacute as of December 31, 1997 and for the periods referred to in such related statement of income. Subacute has made no change in its payment policies in 1997 compared to its payment policies in previous years. Subacute has no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected on or reserved against the Subacute Statements or as set forth on the Disclosure Schedule. Since the date of the Subacute Statements, there has not been any material adverse change in the business, operations, properties, assets or conditions of Subacute and no events have occurred or circumstances exist that may result in such material adverse change. No financial statements of any other Person are required to be included in the Subacute Statements.

"Subsidiary" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

"Tax" - any tax (including any income tax, capital gains tax, value-added tax, sales or use tax, employment tax, excise tax, gross receipts tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

"Tax Return" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threatened" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2. SALE AND TRANSFER OF SHARES; CLOSING

2.1 Shares

Subject to the terms and conditions of this Agreement, at the Closing, the Shareholders will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from the Shareholders.

2.2 Purchase Price

The purchase price (the "purchase Price") for the Shares will be as set forth on Schedule 2.2, attached hereto and incorporated herein by reference.

2.3 Closing

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Communicare, Inc., 4700 Ashwood Drive, Suite 200, Cincinnati, Ohio 45241, at 10:00 a.m.(local time) on the later of (i) February 20, 1998 or (ii) the date that is five business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective parties will take at the Closing itself), or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4 Closing Obligations

At the Closing:

(a) The Companies and the Shareholders will deliver to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers);

(ii) employment agreements in the form of Exhibit 2.4(a)(ii), executed by Merritt, Rake, and Reber and such other key members of senior management of the Companies as Buyer so designates prior to the Closing (collectively, the "Employment Agreements");

(iii) a certificate executed by the Companies and the Shareholders representing and warranting to Buyer that each of the representations and warranties of the Companies and the Shareholders in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by the Companies and the Shareholders to Buyer prior to the Closing Date in accordance with Section 5.5);

(iv) personal guarantees in the form of Exhibit 2.4(a)(iv) executed by the Shareholders (collectively, "Seller Guarantees");

(v) irrevocable instructions relating to the terms set forth in Section 3.9 herein, executed by the Shareholders in the form of Exhibit 2.4(a)(v) (the "Irrevocable Instructions"); and

(vi) consulting agreements in the form of Exhibit 2.4(a)(vi), executed by Bush and Carlson (collectively, the "Consulting Agreements").

(b) Buyer will deliver to the Shareholders:

(i) the Purchase Price, as described on Schedule 2.2; and

(ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accepted in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS

The Companies and the Shareholders represent and warrant to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3). Such representations and warranties are made and given subject to the disclosures in the Disclosure Schedule in this Agreement

3.1 Organization and Good Standing

(a) Part 3.1 of the Disclosure Schedule contains a complete and accurate list for the Companies of each Company's name, jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Except as set forth in Part 3.1 of the Disclosure Schedule, each Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Except as set forth in Part 3.1 of the Disclosure Schedule, each Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Each Company has delivered to Buyer copies of its Organizational Documents, as currently in effect.

3.2 Authority; No Conflict

(a) This Agreement constitutes the legal, valid, and binding obligation of the Companies and the Shareholders enforceable against them in accordance with its terms. Upon the execution and delivery of the documents to be delivered by the Companies, the Shareholders and such other Persons as may be required for the Seller Closing Documents to be effectuated at Closing (collectively, the "Seller Closing Documents"), the Seller Closing Documents will constitute the legal, valid, and binding obligations of the Companies, the Shareholders and such other Persons as may be required for the Seller Closing Documents to be effectuated, enforceable against them in accordance with their respective terms. The Companies, the Shareholders and such other Persons as may be required for the Seller Closing Documents to be effectuated have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller Closing Documents and to perform their obligations under this Agreement and the Seller Closing Documents.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of either Company, or any resolution adopted by the board of directors or the shareholders of either Company;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Company, or any of the assets owned or used by either Company, may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify any Governmental Authorization that is held by either Company or that otherwise relates to the business of, or any of the assets owned or used by, either Company;

(iv) cause Buyer or either Company to' become subject t9, or to become liable for the payment of; any tax;

(v) cause any of the assets owned by either Company to be reassessed or revalued by any taxing authority or other Governmental Body;

(vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by either Company.

Except as set forth in Part 3.2 of the Disclosure Schedule, neither Company nor any of the Shareholders is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3 Capitalization

The authorized equity securities of RCS consist of 1000 shares of common stock, no par value, of which 1000 shares are issued and outstanding and constitute the Shares. The authorized equity securities of Subacute consist of 1000 shares of common stock, no par value, of which 800 shares are issued and outstanding and constitute the Shares. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of all of the Shares, free and clear of all Encumbrances.

No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of either Company. All of the outstanding equity securities of the Companies have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Companies. None of the outstanding equity securities or other securities of the Companies were issued in violation of the Securities Act or any other Legal Requirement. Neither Company nor any of the Shareholders owns nor has any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other health care related business.

3.4 Financial Statements

(a) The Shareholders and RCS have delivered the RCS Statements to Buyer. As of 12:00 a.m., January 31, 1998, the net asset value of RCS will not vary more than 2% of the net asset value indicated on the RCS Statements. The RCS Statements are (i) complete and correct and consistent with the books and records of RCS (which books and records are complete and correct); (ii)consistent with prior balance sheets and income statements of RCS; (iii) prepared consistent with the cash basis method of accounting; and (iv) fairly present the financial condition and the results of operations of RCS as of December 31, 1997 and for the periods referred to in such related statement of income. RCS has made no change in its payment policies in 1997 compared to its payment policies in previous years. RCS has no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected on or reserved against the RCS Statements or as set forth on the Disclosure Schedule. Since the date of the RCS Statements, there has not been any material adverse change in the business, operations, properties, assets or conditions of RCS and no events have occurred or circumstances exist that may result in such material adverse change. No financial statements of any other Person are required to be included in the RCS Statements.

(b) The Shareholders and Subacute have delivered the Subacute Statements to Buyer. As of 12:00 a.m., January 31, 1998, the net asset value of Subacute will not vary more than 2% of the net asset value indicated on the Subacute Statements. The Subacute Statements are (i) complete and correct and consistent with the books and records of Subacute (which books and records are complete and correct); (ii) consistent with prior balance sheets and income statements of Subacute; (iii) prepared consistent with the cash basis method of accounting; and (iv) fairly present the financial condition and the results of operations of Subacute as of December 31, 1997 and for the periods referred to in such related statement of income. Subacute has made no change in its payment policies in 1997 compared to its payment policies in previous years. Subacute has no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected on or reserved against the Subacute Statements or as set forth on the Disclosure Schedule. Since the date of the Subacute Statements, there has not been any material adverse change in the business, operations, properties, assets or conditions of Subacute and no events have occurred or circumstances exist that may result in such material adverse change. No financial statements of any other Person are required to be included in the Subacute Statements.

3.5 Books and Records

The books of account, minute books, stock record books, and other records of the Companies, all of which will be provided to Buyer on or by Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Companies contain accurate and complete records of all meetings held of, and corporate action taken by, shareholders, the boards of directors, and the committees of the boards of directors of the Companies, and no meeting of any such shareholders, boards of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the foregoing books and records will be in the possession of Buyer.

3.6 Title to Properties

(a) Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all leasehold interests held by RCS and all assets owned by RCS. RCS has delivered or made available to Buyer copies of leases with respect to all such leasehold interests. RCS owns no real property. RCS owns all the assets that it purports to own located in the facilities operated by RCS or reflected as owned in the books and records of RCS, including all of the properties and assets reflected in the RCS Balance Sheet (except for inventory and Rental Equipment sold since the date of the RCS Balance Sheet, in the Ordinary Course of Business) and all of the properties and assets purchased or otherwise acquired by RCS since the date of the RCS Balance Sheet (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business). All material properties and assets reflected on the RCS Balance Sheet (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business) are free and clear of all Encumbrances of any nature except, with respect to such property or assets, (a) mortgage or security interest reflected in the RCS Statements delivered to Buyer; (b)mortgage or security interest incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the date of the RCS Balance Sheet (with respect to which no default exists); and (c) liens for taxes not yet due or payable.

(b) Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all leasehold interests held by Subacute and all assets owned by Subacute. Subacute has delivered or made available to Buyer copies of leases with respect to all such leasehold interests. Subacute owns no real property. Subacute owns all the assets that it purports to own located in the facilities operated by Subacute or reflected as owned in the books and records of Subacute, including all of the properties and assets reflected in the Subacute Balance Sheet (except for inventory and Rental Equipment sold since the date of the Subacute Balance Sheet, in the Ordinary Course of Business) and all of the properties and assets purchased or otherwise acquired by Subacute since the date of the Subacute Balance Sheet (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business). All material properties and assets reflected on the Subacute Balance Sheet (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business) are free and clear of all Encumbrances of any nature except, with respect to such property or assets, (a) mortgage or security interest reflected in the Subacute Statements delivered to Buyer; ) mortgage or security interest incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the date of the Subacute Balance Sheet (with respect to which no default exists); and (c) liens for taxes not yet due or payable.

3.7 Encumbrances

(a) All material properties and assets reflected in the RCS Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the RCS Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b)mortgages or security interests incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the date of the RCS Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes no yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of RCS, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by RCS lie wholly within the boundaries of the real property owned by RCS and do not encroach upon the property of, or otherwise conflict with the property rights of; any other Person.

(b) All material properties and assets reflected in the Subacute Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Subacute Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the date of the Subacute Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes no yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Subacute, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants) and structures owned by Subacute lie wholly within the boundaries of the real property owned by Subacute and do not encroach upon the property of; or otherwise conflict with the property rights of, any other Person.

3.8 Condition and Sufficiency of Assets

The buildings, plants, structures, and equipment of the Companies are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Companies are sufficient for the continued conduct of the Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.9 Accounts Receivable

All accounts receivable of RCS and Subacute that are reflected on the RCS Balance Sheet, the Subacute Balance Sheet or on the accounting records of either of the Companies as of the date hereof (collectively, the "Accounts Receivable") represent or represented valid obligations arising from transactions to which RCS or Subacute was a party or from services actually performed in the Ordinary Course of Business. With respect to RCS, the establishment of reserves for losses on the Accounts Receivable have been effected in a manner and method consistent with past practice during the periods reflected therein. Part 3.9 of the Disclosure Schedule contains a complete and accurate list of the Accounts Receivable as of January 1, 1998. Such list will be updated by each of the Companies within five (5) days after the Closing, as of the Closing Date. Each of the Companies and the Shareholders warrant and represent that (a) within twelve (12) months from the Closing Date, the Companies and the Shareholders will have collected seventy percent (70%) of the Accounts Receivable existing as of the Closing Date; and (b) within twenty-four (24) months from the Closing Date, the Companies and the Shareholders will have collected ninety-five percent (95%) of the Accounts Receivable existing as of the Closing Date. If within twelve (12) months from the Closing Date, the Companies and the Shareholders (a) have not collected at least seventy percent (70%) of the Accounts Receivable existing as of the Closing Date, and (b) within five (5) business days of receiving written notice of the amount of such deficiency from Buyer (the "First Deficiency"), have not paid to Buyer, in cash, the amount of such First Deficiency, any shares of stock in Buyer to which the Shareholders may be entitled pursuant to Section 2.2 of this Agreement, up to $100,000 in fair market value as of the date which is twelve (12) months from the Closing Date, shall be transferred to Buyer on the share records of Buyer (unilaterally by Buyer or by any transfer agent, if applicable) in the amount of the First Deficiency until the First Deficiency is paid in full to Buyer, pursuant to the Irrevocable Instructions. If within twenty-four (24) months from the Closing Date, the Companies and the Shareholders (a) have not collected at least ninety-five percent (95%) of the Accounts Receivable existing as of the Closing Date, and (b) within five (5) business days of receiving written notice of the amount of such deficiency from Buyer (the "Second Deficiency"), have not paid to Buyer, in cash, the amount of the Second Deficiency, any shares of stock in Buyer to which the Shareholders may be entitled pursuant to Section 2.2 of this Agreement, up to $100,000 in fair market value (in the aggregate, including any amounts used to satisfy the First Deficiency), as of the date which is twenty-four (24) months from the Closing Date, shall be transferred to Buyer on the share records of Buyer (unilaterally by Buyer or by any transfer agent, if applicable) in the amount of the Second Deficiency until the Second Deficiency is paid in full to Buyer, pursuant to the Irrevocable Instructions. If, within twenty-four months after the Closing Date, Buyer has not collected ninety-five percent (95%) of the Accounts Receivable after transferring to Buyer shares of Buyer owed to Shareholders in an aggregate amount equal to $100,000, Buyer may collect such remaining deficiency in accordance with the terms of the Guaranty. Upon collection by the Companies of any Accounts Receivable which were generated from and after January 1, 1998 through the Closing Date (the "1998 Accounts Receivable"), such amounts will be credited (a) first, to satisfy the Companies' and the Shareholders' obligations to Buyer pursuant to this Section 3.9, (b) second, to any other obligations to Buyer under this Agreement. Any remaining 1998 Accounts Receivable will be paid to the Shareholders (in proportion to each Shareholders ownership interest in each of the Companies, which shall also be allocated based upon which Company generated such 1998 Accounts Receivable) net of all collection costs and expenses, including, but not limited to, any and all set-offs, refunds, and bad debt write-offs.

3.10 Inventory

All inventory of the Companies, whether or not reflected in the RCS Balance Sheet or the Subacute Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the RCS Balance Sheet or the Subacute Balance Sheet as the case may be, or on the accounting records of the applicable Company as of the Closing Date. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of each of the Companies.

3.11 Rental Equipment

All Rental Equipment of the Companies, whether or not reflected in the RCS Balance Sheet, the Subacute Balance Sheet or on the accounting records of the applicable Company as of the Closing Date, consists of a quality and quantity usable, rentable, or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the RCS Balance Sheet or the Subacute Balance Sheet, as the case may be. All such Rental Equipment not written off has been recorded at net realizable value and has been depreciated consistent with the economic life of such Rental Equipment. The quantities of each item of such Rental Equipment are not excessive, but are reasonable in the present circumstances of each of the Companies. All such Rental Equipment is in good operating condition and repair, subject to normal wear and tear, and has been maintained in accordance with normal industry practice.

3.12 No Undisclosed Liabilities

Neither of the Companies has liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for (a) liabilities or obligations reelected or reserved against in the RCS Balance Sheet or the Subacute Balance Sheet, as the case may be, and (b) trade payables and accrued expenses properly categorized as current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.13 Taxes

(a) For all tax years beginning on or after January 1, 1997, and through the Closing Date, each of the Companies has been or will be a validly electing S corporation as defined in Section 1361 of the Code and corresponding provisions of state and local income tax law in all jurisdictions in which it is required to report its business operations. Neither of the Companies nor any Seller has received any notice from the Internal Revenue Service (the "IRS") challenging such status and, to Seller's knowledge, there are no circumstances that would be a basis for challenging such status.

(b) Schedule 3.13 lists the fiscal years and periods from and after January 1, 1994, through which both Companies have filed federal and state income tax and information returns, stating whether they have been examined by the IRS or any state agency with respect to any such period, giving, in each instance, all open deficiencies, if any, proposed as a result of all such examinations, stating whether such deficiencies have been paid or settled, and listing any powers of attorney given by either Company empowering the person, firm or corporation named therein to act on behalf of the Company in connection with Tax matters. All tax returns filed by the Companies have been true, correct and complete in all material respects. Except as listed on Schedule 3.13, neither Company has received notice of any Tax claim being asserted or any proposed assessment by any taxing authority and no Tax returns of neither Company have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and neither Company has received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof and, to the best knowledge of both the Companies and Sellers, the Companies are not presently under any such investigation or audit. Except as listed on Schedule 3.13, neither Company has executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(c) As of the date hereof, each Company has filed, or as of the Closing Date will have filed, all Tax returns required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to such Company, and such returns are true, correct and complete in all respects. The Companies have each paid, or by the Closing Date will have paid, all Taxes (including penalties and interest in respect thereof, if any) that have become or are due prior to the Closing Date with respect to any period ended on or prior to the Closing Date whether shown on such returns or not. Neither Company has in the last five years received any inquiry or notice from any taxing jurisdiction suggesting, stating or inquiring whether Tax Returns not filed should have been filed.

(d) Adequate provision has been made in the Financial Statements as of December 31, 1997, for all Tax liabilities of both Companies not required to be paid prior to such date and for all current and deferred Taxes.

(e) All taxes required to be withheld on or prior to the Closing Date from employees of the companies for income taxes and social security. taxes have been properly withheld and, if required on or prior to the Closing Date, have been deposited with the appropriate governmental agency.

(f) The Companies are not a party to any tax-sharing arrangements or similar contracts or arrangements with respect to any taxes due in respect of periods subsequent to the Closing Date.

(g) Except as disclosed on Schedule 3.13 hereto, the Companies are not a party to or otherwise subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

(h) Neither of the Companies nor any of its predecessors to which it has succeeded has ever made an election under Section 341(f) of the Code. The Company is not a United States real property holding corporation as defined in section 897 of the Code. Neither Company is required to make any payment for which a deduction would not be available by reason of Section 280(g) of the Code.

3.14 No Material Adverse Change

From the dates of the RCS Balance Sheet and the Subacute Balance Sheet through and including the Closing Date, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of either of the Companies, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.15 Employee Benefits

(a) As used in this Section 3.15, the following terms have the meanings set forth below.

"Seller Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by each Company or an ERISA Affiliate of each Company.

"Seller Plan" means all Plans of which each Company or an ERISA Affiliate of each Company is or, during the prior five years, was a Plan Sponsor, or to which each Company or an ERISA Affiliate of each Company otherwise contributes or, during the prior five years, has contributed to, or in which each Company or an ERISA Affiliate of each Company otherwise participates or, during the prior five years, has participated.

"ERISA Affiliate" means, with respect to each Company, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes each Company, within the meaning of IRC section 414 and or ERISA section 4001(a)(14).

"Multiemployer Plan" has the meaning given in ERISA section 3(37)(A) and 4001(a)(3).

"Other Benefit Obligations" means all material obligations, arrangements, or customary practices to provide employee benefits to present or former directors, officers, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include severance payment policies and fringe benefits within the meaning of IRC section 132.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Pension Plan" has the meaning given in ERISA section 3(2)(A).

"Plan" has the meaning given in ERISA section 3(3).

"Plan Sponsor" has the meaning given in ERISA section 3(16)).

"Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC section 401(a).

"Title IV Plans" means all Pension Plans that are subject to Title W of ERISA, 29 U.S.C. section 1301 et seq., other than Multiemployer Plans.

"VEBA" means a voluntary employees' beneficiary association under IRC section 501(c)(9).

(b) (i) Part 3.15(b)(i) of the Disclosure Schedule contains a complete and accurate list of all Seller Plans and Seller Other Benefit Obligations.

(ii) Part 3.l5(b)(ii) of the Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of each Company, and ) all Plans of which any such ERISA Affiliate is or, during the prior five years, was a Plan Sponsor, in which any such ERISA Affiliate participates or, during the prior five years, has participated, or to which any such ERISA Affiliate contributes or, during the prior five years, has contributed.

(c) Each of the Companies has delivered to Buyer:

(i) all documents that set forth the terms of each Seller Plan or Seller Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Seller Plans for which each Company or any ERISA Affiliate of each Company are required to prepare, file, and distribute, and ('3) all summaries and descriptions Inside to participants and beneficiaries regarding Seller Plans and Seller Other Benefit Obligations for which a plan description or summary plan Description is not required;

(ii) all personnel and employment manuals and policies;

(iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by each Company and the ERISA Affiliates of each Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

(iv) a written description of any Seller Plan or Seller Other Benefit Obligation that is not otherwise in writing;

(v) all registration statements filed with respect to any Seller Plan and SellerOther Benefit Obligation;

(vi) all insurance policies purchased by or to provide benefits under any Seller Plan and Seller Other Benefit Obligation;

(vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Seller Plan or Seller Other Benefit Obligation;

(viii) a sample notification to employees of their rights under ERISA section 601 et seq. and IRC section 4980B;

(ix) the Form 5500 filed in each of the most recent three plan years with respect to each Seller Plan and Seller Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants; and

(x) with respect to any Qualified Plan, the most recent determination letter for each Seller Plan that is a Qualified Plan.

(d) Each of the Companies and the Shareholders warrant and represent to Buyer that:

(i) Each Company and each Company's ERISA Affiliates have performed all of their respective material obligations under all Seller Plans and Seller Other Benefit Obligations.

(ii) Each Company with respect to all Seller Plans and Seller Other Benefits Obligations is, and each Seller Plan and Seller Other Benefit Obligation is, in material compliance with ERISA, the IRC and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.15, and with any applicable collective bargaining agreement.

(A) No non-exempt transactions prohibited by ERISA section 406 and no non-exempt "',prohibited transaction" under IRC section 4975(c) have occurred with respect to any Seller Plan.

(B) No Seller Plan is a Title W Plan, a Multiemployer Plan or a VEBA.

(iii) To each Company's knowledge, no event has occurred or circumstance exists that is likely to result in a material increase in premium costs of Seller Plans and Seller Other Benefit Obligations that are insured, or a material increase in benefit costs of such Seller Plan and Seller Other Benefit Obligation that are self-insured.

(iv) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Seller Plan or Seller Other Benefit Obligation is pending or, to each Company's Knowledge, is Threatened.

(v) To each Company's knowledge, each Seller Plan that is a Qualified Plan is qualified in form and operation under IRC section 401(a); each trust for each such Plan is exempt from federal income tax under IRC section 501(a). To each Company's knowledge, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust.

(vi) With respect to each Seller Plan, each Company and each ERISA Affiliate of Seller has met the minimum funding standard, and has made all contributions required, under ERISA section 302 and IRC section 412.

(vii) Except to the extent required under ERISA section 601 et seq. and IRC section 4980B or other applicable law, neither Company is required to provide health or welfare benefits for any retired or former employee, officer, or director, or any other person, and neither Company is obligated to provide health or welfare benefits to any active employee, officer, director, or any other person following retirement or other termination of service.

(viii) Each Company has complied with the provisions of ERISA section 601 et seq. and IRC section 4980B in all material respects.

(ix) No payment that is owed or may become due to any director, officer, employee, or agent of either Company will be non-deductible to such Company or subject to tax under IRC section 280G or section 4999; nor will either Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

(x) The consummation of the Contemplated Transactions will not result in the vesting or acceleration of any benefit under any Seller Plan or Seller Other Benefit Obligation.

3.16 Compliance with Legal Requirements; Governmental Authorizations

(a) The Companies and the Shareholders warrant and represent to Buyer that:

(i) Each Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by either Company of; or a failure on the part of either Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of either Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) Neither Company has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of either Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Part 3.16 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by each Company or that otherwise relates to the business of, or to any of the assets owned or used by, each Company. Each Governmental Authorization listed or required to be listed in Part 3.16 of the Disclosure Schedule is valid and in full force and effect. Each Company and the Shareholders warrant and represent to Buyer that:

(i) Each Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.16 of the Disclosure Schedule;

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.16 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.16 of the Disclosure Schedule;

(iii) Neither Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of; or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.16 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.16 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit each of the Companies to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit each of the Companies to own and use its assets in the manner in which it currently owns and uses such assets.

3.17 Legal Proceedings; Orders

(a) Part 3.17 of the Disclosure Schedule contains a complete and correct list of each Proceeding by or against each of the Companies that is currently pending, has been pending at any time since December 31, 1990 (with the stated amount in controversy in excess of $5,000.00 and all Proceedings where no dollar amount has been stipulated), and that:

(i) relates to or may affect the business of, or any of the assets owned or used by, each of the Companies; or

(ii) challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of the Shareholders, (1) no such Proceeding has been threatened, (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding, and (3) no Proceeding has been settled since December 31, 1990, for an amount greater than $5,000.00. Each of the Companies has delivered to buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.17 of the Disclosure Schedule. The Proceedings listed in Part 3.17 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of either Company.

(b) The Companies and the Shareholders warrant and represent to Buyer that:

(i) there is no Order to which either Company or any of the assets owned or used by either Company, is subject;

(ii) Neither Company is subject to any Order that relates to the business of, or any of the assets owned or used by, such Company;

(iii) except as set forth in part 3.17 of the Disclosure Schedule, no officer, director, agent, or employee of either Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of such Company;

(iv) Each of the Companies is, and at all times since December 31, 1993 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(v) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which either Company, or any of the assets owned or used by each Company, is subject; and

(vi) Neither Company has received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which each Company, or any of the assets owned or used by each Company, is or has been subject.

3.18 Absence of Certain Changes and Events

From the dates of the RCS Balance Sheet and the Subacute Balance Sheet through and including the Closing Date, each Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a) change in either Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by either Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b) amendment to the Organizational Documents of either Company;

(c) payment or increase by either Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, or debt issued or advances made to any shareholder, director, officer, or employee, other than an increase in the Companies' general counsel's annual salary in the amount of Twelve Thousand Dollars ($12,000);

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of either Company;

(e) damage to or destruction or loss of any asset or property of either Company, whether or not covered by insurance, which damage, destruction or loss has materially and adversely affected the properties, assets, business, financial condition, or prospects of either Company, taken as a whole;

(f) entry into, amendment or termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to either Company of at least $25,000.00;

(g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of either Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of either Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h) purchase of any asset or property for more than $5,000.00;

(i) cancellation or waiver of any claims or rights with a value to either Company in excess of $10,000.00;

(j) repayment of any debt other than debt disclosed in the RCS Balance Sheet or the Subacute Balance Sheet or incurred in the Ordinary Course of Business since the respective dates thereof;

(k) material change in the accounting methods used by either Company; or

(l) agreement, whether oral or written, by either Company to do any of the foregoing.

3.19 Contracts; No Defaults

(a) Part 3.19(a) of the Disclosure Schedule contains a complete and accurate list, and each Company has delivered to Buyer true and complete copies, of:

(i) each Applicable Contract that involves performance of services or delivery of goods or materials by either Company of an amount or value in excess of $10,000.00 (excluding the sale or rental of Rental Equipment in the Ordinary Course of Business);

(ii) each Applicable Contract that involves performance of services or delivery of goods or materials to either Company of an amount or value in excess of $5,000.00;

(iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of either Company in excess of  $5,000.00;

(iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of; title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000.00 and with terms of less than one year);

(v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets;

(vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by either Company with any other Person;

(viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of either Company or any Affiliate of either Company or limit the freedom of either Company or any Affiliate of either Company to engage in any line of business or to compete with any Person;

(ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by either Company to be responsible for consequential damages;

(xii) each Applicable Contract for capital expenditures in excess of $5,000.00;

(xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by either Company other than in the Ordinary Course of Business; and

(xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.19(a) of the Disclosure Schedule sets forth reasonably complete details concerning such

Contracts, including the parties to the Contracts, the amount of the remaining commitment of each Company under the Contracts, and details relating to the location of the Contracts.

(b) The Companies and the Shareholders warrant and represent to Buyer that:

(i) Neither of the Companies nor any Related Person of either of the Companies has or may acquire any rights under, and neither of the Companies nor any Related Person of either of the Companies has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Companies;

(ii) Except as set forth in Sections 3.17 and 3.19 of the Disclosure Schedule, no officer, director, agent, employee, consultant, or contractor of either of the Companies is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of either of the Companies, or (B) assign to either of the Companies or to any other Person any rights to any invention, improvement, or discovery;

(c) Each Contract identified or required to be identified in Part 3.19(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms;

(d) Each Company is, and at all times has been, in full compliance with all applicable terms and requirements of each Contract under which each Company has or had any obligation or liability or by which each Company or any of the assets owned or used by such Company is or was bound;

(e) each other Person that has or had any obligation or liability under any Contract under which each Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

(f) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of; or give either of the Companies or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, the Applicable Contract; and

(g) Neither of the Companies has given to or received from any other Person, at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(h) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to either of the Companies under current or completed Contracts with any Person and, to the Knowledge of the Companies, no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.20 Insurance

(a) Each of the Companies has delivered to Buyer:

(i) true and complete copies of all policies of insurance to which each Company are a party or under which each Company, or any director of each Company, is or has been covered at any time within the five years preceding the date of this Agreement;

(ii) true and complete copies of all pending applications; for policies of insurance; and

(iii) any statement by the auditors of the RCS Statements and the Subacute Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b) Part 3.20(b) of the Disclosure Schedule describes:

(i) any self-insurance arrangement by or affecting either of the Companies, including any reserves established thereunder;

(ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by either of the Companies; and

(iii) all obligations of either of the Companies to third parties with respect to issuance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c) Part 3.20(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the preceding policy years:

(i) a summary of the loss experience under each policy;

(ii) a statement describing each claim under an insurance policy for an amount in excess of $2,500.00, which sets forth:

(A) the name of the claimant;

(B) a description of the policy by insurer, type of insurance, and period of coverage; and

(C) the amount and a brief description of the claim; and

(iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d) Except as set forth on Part 3.20(d) of the Disclosure Schedule:

(i) All policies to which each Company is or was a party or that, with respect to each Company, or any director or officer of each Company:

(A) are or were valid, outstanding, and enforceable;

(B) are or were issued by an insurer that is financially sound and reputable;

(C) taken together, provide or provided adequate insurance coverage for the assets and the operations of each Company for all risks normally insured against by a Person carrying on the same business or businesses as the Companies;

(D) are or were sufficient for compliance with all Legal Requirements and Contracts to which either Company is a party or by which either of them is bound;

(E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

(F) do not provide for any retrospective premium adjustment or other experienced based liability on the part of either Company.

(ii) Neither Company nor any of the Shareholders has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii) Each Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which each Company is a party or that provides coverage to each Company or director thereof.

(iv) Each Company has given notice to the insurer of all claims that may be insured thereby.

3.21 Environmental Matters

(a) Neither Company is, and at all material times has been, in compliance with, nor has been nor is in material violation of or liable under, any Environmental Law. Neither Company has had reasonable basis to expect nor has it or any other Person for whose conduct it is responsible, received any actual or Threatened order, notice, or other material written communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any material actual or potential violation or failure to comply with any Environmental Law, or of any material actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which each Company has had an interest) or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by each Company, or any other Person for whose conduct they are or it be held legally responsible, or from which Hazardous Material have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b) There are no material pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which either of the Companies or the Shareholders has or had an interest.

(c) Neither Company nor any Shareholder has any reasonable basis to expect, nor has any of them or any other Person for whose conduct they are or may be held legally responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other material written communication from any Governmental Body that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities.

(d) There has been no Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Material were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities in violation of Environmental Laws.

(e) Each Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated in the five (5) years prior to the Closing Date by each Company pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by each Company, or any other Person for whose conduct they are or may be held legally responsible, with Environmental Laws in connection with the Facilities.

3.22 Employees

(a) Part 3.22 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee, officer, or director of each Company, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate in Seller Plans and Seller Other Benefit Obligation.

 (b) No employee, officer, or director of either Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer, or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, officer, or director of the applicable Company, or (ii) the ability of each Company to conduct its business, including any Proprietary Rights Agreement with either Company by any such employee, officer, or director. No director, officer, or other key employee of either Company intends to terminate his employment with either Company and no such director, officer, or other key employee of either Company has Threatened to terminate his employment with either Company.

3.23 Labor Relations; Compliance

Neither Company has been and is not currently a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting either Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting either Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by either Company, and no such action is contemplated by either Company. Each Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements. Part 3.23 of the Disclosure Schedule contains a complete and correct list of all employees of each Company whose employment by either Company was terminated since December 31, 1993, for any reason (whether voluntarily or involuntarily and whether initiated by Seller or the employee).

3.24 Intellectual Property

(a) Intellectual Property Assets - The term "Intellectual Property Assets" includes:

(i) the name "Respiratory Care Services, Inc.", the name "RCS Subacute, Inc.", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

(iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, patents, plans, drawings, rights in mask works and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by each Company as licensee or licenser.

(b) Agreements - Part 3.24(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by each Company, of all Contracts relating to the Intellectual Property Assets to which each Company is a party or by which each Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which each Company is the licensee. There are no outstanding and, to each Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

(c) Know-How Necessary for the Business

(i) The Intellectual Property Assets are all those necessary for the operation of each Company's business as it is currently conducted. The Companies are the owners of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and have the right to use without payment to a third party all of the Intellectual Property Assets.

(ii) To each Company's knowledge, none of the Marks or Copyrights are material to the Companies and the only Trade Secrets material to the Companies are their customer lists and pricing information. To each Company's knowledge, there have been no claims of infringement or challenges to the Companies' use of any Intellectual Property Assets.

3.25 Certain Payments

Neither Company nor any director, officer, agent, or employee of each Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any Legal Requirement, applicable tort law, or any Applicable Contract, to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Companies or any Affiliate of the Companies, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Companies.

3.26 Disclosure

(a) No representation or warranty of the Companies or the Shareholders in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading

(b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c) There is no fact known to either Company or any of the Shareholders that has specific application to the Companies (other than general economic or industry conditions) and that materially adversely affects or, as far as the Shareholders can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition, or results of operations of the Companies (separately or on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Schedule.

3.27 Relationships with Related Persons

No Shareholder nor any Related Person of either of the Companies or any Shareholder has, or since December 31, 1990, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the businesses of the Companies. No Shareholder nor any Related Person of either of the Companies or any Shareholder is, or since December 31, 1990, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with either of the Companies or (ii) engaged in competition with either of the Companies with respect to any line of the products or services of either of the Companies (a "Competing Business") in any market presently served by either of the Companies. Except as set forth in Part 3.27 of the Disclosure Schedule, no Shareholder or any Related Person of Shareholder is or was, a party to any Contract with, or has or had any claim or right against, the Companies.

3.28 Customers and Suppliers

In Part 3.28 of the Disclosure Schedule, each Company has set forth its referral sources and financial projections for the current fiscal year of such sources. Also set forth therein are each Company's top ten vendors based on the expenditures of such Company with such vendor during such fiscal year. Nothing has occurred since December 31, 1997, that would in any way have an adverse effect on the relationship that each Company has with any party listed on such Schedule.

3.29 Medicaid, Medicare, Licensure Change of Ownership

The Companies and the Shareholders warrant and represent to Buyer that no Governmental Authorization is required to be obtained from or notification provided to, any Governmental Body with respect to Medicaid or Medicare reimbursement, or license to operate the businesses of the Companies, on or prior to, or subsequent to the Closing Date as a result of the Contemplated

Transactions.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Companies and the Shareholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

4.1 Organization and Good Standing

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida with full corporate power and authority to conduct its business as now being conducted, to own or use the properties and assets that it owns or uses and to perform all its obligations under this Agreement and the documents contemplated by this Agreement.

4.2 Authority; No Conflict

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the documents to be delivered by Buyer to the Companies and/or the Shareholders pursuant to this Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i) any provision of Buyer's or any of its subsidiaries' Organizational Documents;

(ii) any resolution adopted by the board of directors or the stockholders of Buyer;

(iii) any Legal Requirement or Order to which Buyer or any of its subsidiaries may be subject; or

(iv) any Contract to which Buyer or any of its subsidiaries is a party or by which Buyer may be bound.

Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 Investment Intent

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4 Certain Proceedings

No Proceeding has been commenced or Threatened against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

4.5 Brokers or Finders

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Shareholders harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6 Capitalization

The authorized equity securities of Buyer consist of fifty million (50,000,000) shares of Common Stock, of which one million (1,000,000) shares are issued and outstanding on the date hereof All of the issued and outstanding equity securities of Buyer have been duly authorized and are validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of Buyer were issued in violation of the Securities Act or any other material Legal Requirement.

4.7 Disclosure

No representation or warranty of Buyer in this Agreement, the Disclosure Statement or in any other document delivered to the Shareholders pursuant to the terms of this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

5. COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS PRIOR TO CLOSING DATE

5.1 Access and Investigation

Between the date of this Agreement and the Closing Date, each Company and its Representatives will (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer’s Advisors") full, free, and unrestricted access to its personnel, Representatives, properties (including subsurface testing), contracts, books and records, and other documents and data, ) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Buyer, each Company, and the Shareholders will coordinate such activities in a manner so as to eliminate or reduce the disruption to the Companies' business resulting therefrom.

5.2 Operation of the Business of the Companies

Between the date of the Balance Sheet and the Closing Date, the Companies and the Shareholders will:

(a) conduct the business of each Company only in the Ordinary Course of Business and otherwise refrain from any extraordinary transactions;

(b) use their Best Efforts to preserve intact the current business organization of each Company, keep available the services of the current officers, employees, and agents of each Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Company; and

(c) report periodically to Buyer concerning the status of the business, operations, and finances of each Company.

5.3 Negative Covenant

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, neither Company will, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action as a result of which any of the changes or events listed in Section 3.18 will occur.

5.4 Required Approvals

As promptly as practicable after the date of this Agreement, each Company will make all filings required by Legal Requirements to be made in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, each Company and the Shareholders will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

5.5 Notification

Between the date of this Agreement and the Closing Date, the Companies and the Shareholders will promptly notify Buyer in writing if the Companies or the Shareholders become aware of any fact or condition or the occurrence thereof that causes or constitutes a Breach of any of the representations and warranties of the Companies or the Shareholders in this Agreement. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the discovery or occurrence of any such fact or condition, the Companies and tile Shareholders will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period' the Companies or the Shareholders will promptly notify Buyer of the occurrence of any Breach of any of the covenants of the Companies Or the Shareholders in this Section 5 or of the occurrence of any event, or the likely failure of the occurrence of any event, that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6 Payment of Indebtedness by Related Persons

The Companies and the Shareholders will cause all Indebtedness owed to each Company by the Shareholders or any Related Person of the Shareholders to be Paid in full prior to Closing.

5.7 No Negotiation

Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Companies, the Shareholders and their respective Representatives will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of either of the Companies, or any of the capital stock of either of the Companies, or any merger, consolidation, business combination, or similar transaction involving either of the Companies. The Companies, the Shareholders, and their Representatives will immediately notify Buyer regarding any contact between the Companies, the Shareholders or their Representatives and any other Person regarding any such offer or proposal or any related inquiry.

8. Cooperation

Between the date of this Agreement and the Closing Date, the Companies and the Shareholders will (i) cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer by obtaining all consents identified in Part 3.2 of the Disclosure Schedule, provided that this agreement will not require Buyer to dispose of or make any change in any portion of its businesses or to incur any other burden to obtain a Governmental Authorization.

9. Best Efforts

Between the date of this Agreement and the Closing Date, the Companies and the Shareholders will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

10. Brokers or Finders

The Shareholders are responsible for any and all obligations and liabilities, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection wit this Agreement, and will use their best efforts to pay such brokerage or finder’s fees on or at Closing. If such brokerage or finder’s fees are not paid on or at Closing, the Shareholders will indemnify the Companies and Buyer in accordance with Section 10 of this Agreement, and as set or the in the Seller Guaranty.

[SECTION 6 INTERNIONALLY OMITTED]

  CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

  Buyer’s obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

    Accuracy of Representations

    All of the representations and warranties of the Companies and the Shareholders in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule made pursuant to Section 5.5.

    Seller’s Performance
    All of the covenants and obligations that the Companies and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.
    Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.
    Consents

    Each of the Consents identified in Part 3.2 of the Disclosure Schedule, each Consent identified in Schedule 4.2, and any and all other Consents must have been obtained and must be in full force and effect.

    Bank Indebtedness

    Amendments to loan agreements, new loan agreements, estoppel certificates, and/or other documentation fully assuring Buyer of continuation and/or replacement of the (Seller’s Senior Indebtedness, to such extent as Buyer reasonably determines to be necessary or advisable, and otherwise in a form reasonably satisfactory to Buyer and its counsel), must have been delivered to or obtained by Buyer.

    Additional Documents

The Companies and the Shareholders must have caused the following documents to be delivered to Buyer:

    an opinion of Locke, Reynolds, dated the Closing Date, in the form of Exhibit 7.5(a);

(b) such other documents as Buyer may reasonable request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Companies and the Shareholders; (ii) evidencing the performance by the Companies and the Shareholders of, or the compliance by the Companies and the Shareholders with, any covenant or obligation required to be compliance by the Companies and the Shareholders with, any covenant or obligation required to be performed or complied with by the Companies and the Shareholders, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

    Due Diligence

The Buyer must be satisfied, in its sole discretion, with the results of its financial legal, and other due diligence with respect to the Companies including, but not limited to, Texas, ERISA, health and welfare policies, OSHA, insurance, environmental, etc.

7.7 No Proceedings

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or Q)) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.8 No Claim Regarding Stock Ownership or Sale Proceeds

As of the date of this Agreement, Jill A. Bush has a security interest in the Shares, and the Shares are held in escrow. On or before Closing, Seller must satisfy all amounts owed to Ms. Bush and any other Person, so that at Closing, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of; or has the right to acquire or to obtain beneficial ownership of, any stock of; or any other voting, equity, or ownership interest in, either of the Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.9 No Prohibition

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of; or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or ) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO CLOSE OF THE COMPANIES AND THE SHAREHOLDERS

The obligations of the Companies and the Shareholders to sell the Shares and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by them, in whole or in part):

8.1 Accuracy of Representations

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2 Buyer's Performance

(a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

(c) Buyer must have implemented an employee performance bonus program, mutually agreed upon by Seller and the Persons designated by Seller as key employees, substantially as set forth on Section 8.2 of the Disclosure Schedule.

8.3 Additional Documents

Buyer must deliver to the Companies and the Shareholders such documents as the Companies and the Shareholders may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.5(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of; or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.4 No Injunction

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by the Shareholders to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9. TERMINATION

9.1 Termination Events

This Agreement may, by notice given prior to or at the Closing, be Terminated:

(a) by either Buyer, the Companies or the Shareholders if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of February 20, 1998, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before February 20, 1998; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of February 20, 1998, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and the Companies have not waived such condition on or before February 20, 1998;

(c) by mutual consent of Buyer and the Companies; or

(d) by either Buyer or the Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 20, 1998, or such later date as the parties may agree upon.

9.2 Effect of Termination

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

 10. INDEMNIFICATION; REMEDIES

10.1 Survival

All representations warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2A(a)(iii), and any other certificate delivered at the Closing pursuant to this Agreement will survive the Closing until April 30, 1999; provided, however, that the representations and warranties set forth in Section 3.13 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby and the representations and warranties set forth in Section 3.21 shall survive for a period ending two (2) years from the Closing Date. No covenant, agreement, representation or warranty contained in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2.4(a)(iii) or any other certificate delivered at the Closing shall survive after the time at which it would otherwise terminate pursuant to the preceding sentence unless written notice of the Breach thereof shall have been given to the party or parties against whom such indemnity may be sought prior to such time and then shall survive only with respect to the matters for which written notice was received prior to such termination. This Section 10 will survive the Closing.

10.2 Indemnification and Payment of Damages by Seller and the Shareholders

The Shareholders, jointly and severally, (subject to Section 10.5) will indemnify and hold harmless Buyer, the Companies, and their officers, directors, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), net of any reserves or allowances recorded on the RCS Balance Sheet, the Subacute Balance Sheet or insurance proceeds, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation, warranty, covenant or agreement made by either of the Companies or the Shareholders in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule made pursuant to Section 5.5, or any other certificate delivered at the Closing by either of the Companies and the Shareholders pursuant to this Agreement;

(b) any matter disclosed, or any matter which should have been disclosed in the Disclosure Schedule;

(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either of the Companies and the Shareholders (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

(d) any claim by any Person for worker's compensation, sexual harassment or under the Medicare or Medicaid programs; and

(e) the ownership and operation of the Companies prior to the Closing Date.

10.3 Indemnification and Payment of Damages by the Companies and the Shareholders Environmental Matters

In addition to the provisions of Section 10.2, the Shareholders, jointly and severally, will indemnify and hold harmless Buyer, the Companies, and the other Indemnified Persons for, and will pay to Buyer, the Companies, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising in connection with:

(a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which either of the Companies or the Shareholders has or had an interest, or(B) any Hazardous Materials that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were generated, transported, stored, treated, Released, or otherwise handled by either of the Companies and the Shareholders or by any other Person for whose conduct they are or may be held legally responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were conducted by either of the Companies or the Shareholders or by any other Person for whose conduct they are or may be held responsible; or

(b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of either of the Companies or the Shareholders or any other Person for whose conduct they are or may be held responsible, in any way arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of either of the Companies prior to the Closing Date, or from Hazardous Material that was (i) present on or before the Closing Date on or at the Facilities (or present on any other property, if such Hazardous Material emanated from any of the Facilities and was present on any of the Facilities on or prior to the Closing Date) or (ii) Released by either of the Companies or the Shareholders or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Each Company will be entitled to control any Cleanup, any related Proceeding and any other Proceeding with respect to which indemnity may be sought under this Section 10.3.

10.4 Indemnification and Payment of Damages by Buyer

Buyer will indemnify and hold harmless the Shareholders, and will pay to such parties the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any certificate delivered at the Closing by Buyer pursuant to this Agreement at the Closing, or (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.5 Procedure for Indemnification; Third Party Claims

(a) Promptly after receipt by an indemnified party under Sections 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of the assertion of any claim or notice of the commencement of any Proceeding against it in respect of which indemnification may be sought, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the assertion of such claim or commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party is prejudiced by the indemnified party's failure to give such notice.

(b) If any asserted claim or Proceeding referred to in Section 1.0.5(a) is brought against an indemnified parry and it gives notice to the indemnifying party of the commencement of a Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes, without acknowledging that the indemnified party is entitled to indemnification pursuant to this Agreement 2t any time during the course of such Proceeding, assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice. from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding. Except with respect to Proceedings involving breaches of the representations and warranties set forth in Section 3.13, if the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent, which consent shall not be unreasonably withheld. In the case of a Proceeding arising from a breach of the representations and warranties set forth in Section 3.13 hereof for which either of the Companies, or any of the Shareholders has, pursuant to this Section l0.5(b), assumed the defense thereof, (x) Buyer may participate in the defense thereof if either of the Companies' action may adversely affect Buyer's tax obligations for periods ending after the Closing Date, and (y) the indemnifying parties shall not enter into a settlement agreement, file an amended tax return, or seek a refund of taxes with respect to the operations of either of the Companies, or take any other action adverse to Buyer without the consent of Buyer, which consent shall not be unreasonably withheld. If the indemnifying party has not assumed the defense. the indemnified party will give the indemnifying party at least 30 days written notice of any proposed settlement or compromise of any Proceeding it is defending, during which time the indemnifying party may assume the defense of such Proceeding and if it does so, the proposed settlement or compromise may not be made.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

10.6 Procedure for Indemnification - Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11. GENERAL PROVISIONS

11.1 Expenses

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Companies will not incur any out of-pocket expenses in connection with this Agreement, or, to the extent so incurred, the Companies to be reimbursed therefor by the Shareholders in proportion to each Shareholder's percentage ownership interest. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11. Public Announcements

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, the Companies and the Shareholders shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Buyer and the Companies will consult with each other concerning the means by which the employees, customers, and suppliers of the Companies and others having dealings with the Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3 Confidentiality

Between the date of this Agreement and the Closing Date, except as and to the extent required by law, absent express, written consent of the Companies, Buyer shall not, directly or indirectly, disclose to third parties or use for its own purposes any confidential or secret information of the Companies, except to the extent permitted under this Agreement. Buyer also agrees that it will, upon the completion of its investigation, return to the Companies, all documents and other records or confidential information previously authorized to be reviewed by Buyer. It is understood that both Federal and State laws apply to some incidences of release of information, and that violation of this provision may also be a violation of these laws. The term "confidential information," as used in this paragraph; means any information received from the Companies, including but not limited to, the names or addresses of customers, research, inventions, discoveries, improvements, equipment, methods of production, costs or prices or uses of either party's products or services, business plans of either party, suppliers and costs thereof, development work, any other information containing business information which is required to be maintained as such for the business success of either party, and any other trade secrets, whether or not contained in any written documents or financial information other than information which (a) is already in the possession of Buyer, its employees, representatives or agents (b) from customers of the Companies known to Buyer prior to the date of this Agreement; (c) is or becomes generally available to the public through no fault or actions by Buyer or its employees, representatives or agents; or (d) becomes available to Buyer from a source which is not prohibited from disclosing such information to Buyer by a contractual obligation to the Companies. The parties hereto agree that the Companies would suffer irreparable harm in the event Buyer violates this paragraph and either discloses or uses for its own purposes information received from the Companies.

During the course of discussions between Buyer, the Companies, the Shareholders and the Companies' employees, representatives and agents, some Persons may receive confidential, proprietary, non-public business and other information concerning Buyer. With respect to such information, the fact that Buyer has furnished such information and the fact that there are ongoing discussions regarding the Contemplated Transaction, the Companies and the Shareholders agree to be bound with respect thereto to the same extent that Buyer is bound hereunder with respect t6 information concerning the Companies.

11.4 Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),(b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Each of Buyer:c/o Kevin J. Merritt

the Shareholders 4878 Deer Ridge Drive South

Carmel, Indiana 46033

Facsimile No.:

Buyer BSD Healthcare Industries, Inc.

c/o Communicare, Inc.

4700 Ashwood Drive, Suite 200

Cincinnati, Ohio 45241

Attention: Stephen L. Rosedale

Facsimile No.: (513)489-7199

with a copy to: Benesch, Friedlander, Coplan & Aronoff LLP

2300 BP America Building

200 Public Square

Cleveland, Ohio 44114-2378

Facsimile No.: (216) 363-4500

Attn.: Harry M. Brown

11.5 Binding Arbitration

The parties hereto agree to submit to final and binding arbitration in Cincinnati, Ohio any and all disputes between such parties with respect to the matters set forth in this Agreement. Any such dispute subject to arbitration shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). Within ten days of the initiation of an arbitration hereunder, each party will designate an arbitrator pursuant to Rule 14 of the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. The parties hereto agree that the arbitrators selected pursuant to this Section 11.5 shall have the authority to allocate costs of any arbitration initiated under this Section and the decision of the arbitrators selected hereunder will be final and binding on each of the parties to such dispute. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act a judgment of the united States District Court for the Southern District of Ohio, Eastern Division, shall be entered upon the award made pursuant to the arbitration.

11.6 Further Assurances

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7 Waiver

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b)no waiver that maybe given by a party will be applicable except in the specific instance for -which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8 Entire Agreement and Modification

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parry to be charged with the amendment.

11.9 Disclosure Schedule

(a) The disclosures in the Disclosure Schedule, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

11.10 Assignments, Successors, and No Third-Party Rights

Neither parry may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Related Person of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this agreement or any provision of this Agreement This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11 Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12 Section Headings, Construction

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding word or terms.

11.13 Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14 Governing Law

This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

11.15 Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:

BSD HEALTHCARE INDUSTRIES, INC.

By: _______________________________

Name:_____________________________

Title: _____________________________

Seller:

RESPIRATORY CARE SERVICES, INC. RCS SUBACUTE, INC.

By:______________________________ By:________________________________

Its:______________________________ Its:________________________________

________________________________ __________________________________

/s/ Kevin J. Merritt, Individually Thomas Rake, Individually

________________________________ __________________________________

/s/ Earl Reber, Individually James Carlson, Individually

 ________________________________

/s/ Jill Bush, Individually

Schedule 2.2

Purchase Price

The Purchase Price is set at:

Cash and/or cash equivalents of BSD Healthcare Industries, Inc. stock (valued at $4.50 per share) of:

Respiratory Care Services, Inc. $525,000.00

RCS Subacute Inc. $1,600,000.00

TOTAL $2,125,000.00

Distribution to Shareholders and Finder (re Section 5.11) at closing to be as follows:

Distributee	Cash	Shares of BSD	Lienable Shares (re 3.9)

RDI/Daniel N. Irving	$ 140,000.00	0	0
Kevin 3. Merritt	$1,309,560.68	25,512	15,580
Jill A.Bush	$ 369,752.47	4,000	3,169
Thomas G. Rake	$ 129,117.15	2,889	1,097
Earl J Reber	$ 0	2,889	1,097
James B. Carlson	$ 16,576.70	264	264
TOTALS	$1,965,007.00	35,554 x $4.50 = $159,993.00

The Shareholders desire to clarify to Buyers the manner and amounts of the distribution of the Purchase Price to the Shareholders and other pertinent parties. Shareholders instruct Buyers to distribute the lsuiase Price, at closing, in cash and shares as defined in the Distribution Schedule above. Further, by signing below, Shareholders indicate that they have individually reviewed the Distribution Schedule above, agree that the Distribution Schedule is correct and agree to indemnify and hold Buyer harmless for any future disagreements related to the Buyer’s distribution of the Purchase Price between Shareholders, if Buyer distributes the Purchase Price according to the preceding Distribution Schedule. Additionally, Shareholders agree that, in the event a cause of action is initiated related to the distribution of the Purchase Price, this Distribution Schedule shall be deemed the relevant document for determining what party should receive what distribution Shareholders further agree that in the event of a dispute related to the distribution of the Purchase Price, the losing party(s) will pay all legal fees, including reasonable attorney fees, of the opposing party(s), including Buyer and the Companies.

 ________________________________ __________________________________

/s/ Kevin J. Merritt, Individually Thomas Rake, Individually

 ________________________________ __________________________________

/s/ Earl Reber, Individually James Carlson, Individually

 ________________________________

/s/ Jill Bush, Individually

EXHIBIT 99.1

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Fifth Avenue Acquisition I Corp. ("the Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

"Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward- looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of the Company. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

The Company provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

FORWARD LOOKING STATEMENTS

THIS FORM 10-SB12G/A AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY BSD HEALTHCARE INDUSTRIES INC. OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. 15 U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 10-SB12G/A, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME. SEE THE DISCUSSION UNDER "RISK FACTORS" BELOW. IT SHOULD ALSO BE UNDERSTOOD THAT A COMPANY THAT IS NOT SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13(A) OR SECTION 15(D) OF THE EXCHANGE ACT CANNOT  AVAIL ITSELF OF THE PROTECTIONS OF SECTION 27A OF THE ACT OR SECTION 21E OF THE EXCHANGE ACT.

EXHIBIT 99.2

Chapter 607.0850 of the Florida Statute

Indemnification of officers, directors, employees, and agents.

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors whom were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

(d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(11) For purposes of this section:

(a) The term "other enterprises" includes employee benefit plans;

(b) The term "expenses" includes counsel fees, including those for appeal;

(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term "agent" includes a volunteer;

(f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

EXHIBIT 99.3

Chapter 607.0850 of the Florida Statute

Action on Plan.

(1)  After adopting a plan of merger or share exchange, the board of directors of each corporation party to the merger, and the board of directors of the corporation the shares of which will be acquired in the share exchange, shall submit the plan of merger (except as provided in subsection (7)) or the plan of share exchange for approval by its shareholders.

(2)  For a plan of merger or share exchange to be approved:

(a)  The board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors determines that it should make no recommendation because of conflict of interest or other special circumstances and communicates the basis for its determination to the shareholders with the plan; and

(b)  The shareholders entitled to vote must approve the plan as provided in subsection (5).

(3)  The board of directors may condition its submission of the proposed merger or share exchange on any basis.

(4)  The corporation the shareholders of which are entitled to vote on the matter shall notify each shareholder, whether or not entitled to vote, of the proposed shareholders' meeting in accordance with s. 607.0705. The notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger or share exchange, regardless of whether or not the meeting is an annual or a special meeting, and contain or be accompanied by a copy or summary of the plan. Furthermore, the notice shall contain a clear and concise statement that, if the plan of merger or share exchange is effected, shareholders dissenting therefrom may be entitled, if they comply with the provisions of this act regarding the rights of dissenting shareholders, to be paid the fair value of their shares, and shall be accompanied by a copy of sections. 607.1301, 607.1302, and 607.1320.

(5)  Unless this act, the articles of incorporation, or the board of directors (acting pursuant to subsection (3)) requires a greater vote or a vote by classes, the plan of merger or share exchange to be authorized shall be approved by each class entitled to vote on the plan by a majority of all the votes entitled to be cast on the plan by that class.

(6) Voting by a class or series as a separate voting group is required:

(a)  On a plan of merger if the plan contains a provision which, if contained in a proposed amendment to articles of incorporation, would entitle the class or series to vote as a separate voting group on the proposed amendment under s. 607.1004; or

(b)  On a plan of share exchange if the shares of such class or series of shares are to be converted or exchanged under such plan or if the plan contains any provisions which, if contained in a proposed amendment to articles of incorporation, would entitle the class or series to vote as a separate voting group on the proposed amendment under s. 607.1004.

(7)  Notwithstanding the requirements of this section, unless required by its articles of incorporation, action by the shareholders of the surviving corporation on a plan of merger is not required if:

(a)  The articles of incorporation of the surviving corporation will not differ (except for amendments enumerated in s. 607.1002) from its articles before the merger; and

(b)  Each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger.

(8)  Any plan of merger or share exchange may authorize the board of directors of each corporation party to the merger or share exchange to amend the plan at any time prior to the filing of the articles of merger or share exchange. An amendment made subsequent to the approval of the plan by the shareholders of any corporation party to the merger or share exchange may not:

(a)  Change the amount or kind of shares, securities, cash, property, or rights to be received in exchange for or on conversion of any or all of the shares of any class or series of such corporation;

(b)  Change any other terms and conditions of the plan if such change would materially and adversely affect such corporation or the holders of the shares of any class or series of such corporation; or

(c)  Except as specified in s. 607.1002 or without the vote of shareholders entitled to vote on the matter, change any term of the articles of incorporation of any corporation the shareholders of which must approve the plan of merger or share exchange.

If articles of merger or share exchange already have been filed with the Department of State, amended articles of merger or share exchange shall be filed with the Department of State prior to the effective date of the merger or share exchange.

(9)  Unless a plan of merger or share exchange prohibits abandonment of the merger or share exchange without shareholder approval after a merger or share exchange has been authorized, the planned merger or share exchange may be abandoned (subject to any contractual rights) at any time prior to the filing of articles of merger or share exchange by any corporation party to the merger or share exchange, without further shareholder action, in accordance with the procedure set forth in the plan of merger or share exchange or, if none is set forth, in the manner determined by the board of directors of such corporation.

EXHIBIT 23

Consent of Accountants

BSD Healthcare Industries Inc.
2700 North 29th Avenue, Suite 305
Hollywood, FL 33020
October 10, 2000

Re: Consent to include audit report in Form 10-SB/12G/A

Gentlemen:

We consent to the inclusion of our Independent Auditor's Report dated September 5, 2000, covering the financial statements for the years ended December 31, 1999 and December 31, 1998 contained in the registration statement on Form 10-SB/12g/A for BSD Healthcare Industries Inc.

Yours truly,

GRASSANO ACCOUNTING, P.A.
/s/ Grassano Accounting, P.A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 30, 2000

BSD Healthcare Industries Inc.
By: Marc Baker, President
/s/ Marc Baker